UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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AKAMAI TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Stockholders:

We had another excellent year in 2016. We generated $2.3 billion in revenue, our highest level ever. As I look back at 2016, I’m especially pleased with the success of Akamai’s innovation engine. We released several new products last year, including Bot Manager, Image Manager and Enterprise Application Access, and their reception in the marketplace has been very positive.

For the year, net income was $316 million, or $1.79 per diluted share. We also generated $866 million in cash from operations, or 37% of revenue, exiting the year with approximately $1.6 billion in cash, cash equivalents and marketable securities. In addition, we completed three significant technology acquisitions last year.

Looking forward to 2017, we plan to significantly increase our investment levels in new product innovation, service delivery enablement, and platform scaling. We also plan to broaden our offerings within our web security, web performance, and media solution portfolios. We are confident the success we have had with our cloud security investment strategy can be duplicated in other areas of the business, particularly our new and emerging enterprise solutions portfolio.

I see a very bright and exciting future for Akamai. All of us here want to thank you, our fellow stockholders, for your continued support. We believe that our achievements attest to the sound fundamentals of our strategy and the value of our innovative technology for our customers.

I am also pleased to invite you to attend Akamai’s 2017 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2017, at 9:30 a.m. at Akamai’s offices at 150 Broadway, Cambridge, Massachusetts, 02142. Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2017 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the 2017 Annual Meeting of Stockholders, we hope you will vote as soon as possible. Voting by proxy will ensure your representation at the 2017 Annual Meeting of Stockholders if you do not attend in person. Please review the instructions on the proxy card regarding your voting options.

/s/ Dr. Tom Leighton

Dr. Tom Leighton
Co-Founder and Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.

150 BROADWAY

CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Akamai Technologies, Inc. (“Akamai” or the “Company”) will be held on Wednesday, May 17, 2017, at 9:30 a.m., local time, at the Company’s offices at 150 Broadway, Cambridge, Massachusetts, 02142.

At the Annual Meeting, we expect stockholders will consider and vote upon the following matters:

(1)	To elect the three nominees named in the attached proxy statement as members of our Board of Directors to serve as Class III directors for a term of three years;

(2)	To approve amendments to increase the number of shares of common stock authorized for issuance under Akamai’s 2013 Stock Incentive Plan from 11,000,000 shares to 18,500,000 shares and to certain other provisions of such plan;

(3)	To approve, on an advisory basis, our named executive officer compensation;

(4)	To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2017; and

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 22, 2017, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. The stock transfer books of Akamai will remain open for the purchase and sale of Akamai’s common stock.

All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,

/s/ Melanie Haratunian
MELANIE HARATUNIAN
Executive Vice President, General Counsel and Secretary

Cambridge, Massachusetts

April 3, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE. MOST STOCKHOLDERS HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED.

i

AKAMAI TECHNOLOGIES, INC.

150 BROADWAY

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF AKAMAI TECHNOLOGIES, INC. (“AKAMAI” OR THE “COMPANY”) FOR USE AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) TO BE HELD AT THE OFFICES OF AKAMAI TECHNOLOGIES, INC., 150 BROADWAY, CAMBRIDGE, MASSACHUSETTS, 02142 AT 9:30 AM LOCAL TIME ON MAY 17, 2017, AND AT ANY ADJOURNMENT OR POSTPONEMENT OF THAT MEETING. You may obtain directions to the location of the Annual Meeting by contacting Investor Relations, Akamai Technologies, Inc., 150 Broadway, Cambridge, Massachusetts 02142; telephone: 617-444-3000.

Our Annual Report to Stockholders for the year ended December 31, 2016 is being mailed to our stockholders with the mailing of the Notice of 2017 Annual Meeting of Stockholders and this Proxy Statement on or about April 3, 2017.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual

Meeting of Stockholders to be Held on May 17, 2017:

This Proxy Statement and the 2016 Annual Report to Stockholders are available for viewing, printing and downloading at www.akamai.com/html/investor/financial_reports.html.

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, which we sometimes refer to herein as the Commission, except for exhibits thereto, without charge upon written request to Akamai Technologies, Inc., 150 Broadway, Cambridge, Massachusetts 02142, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Certain documents referenced in this Proxy Statement are available on our website at www.akamai.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management based on information currently available to them. Use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “should,” “may,” “could,” “likely” or similar expressions indicates a forward-looking statement. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, inability to grow revenue or increase profitability as projected, lack of market acceptance of new solutions, changes in management and other factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. We disclaim any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

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Executive Summary

Below are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Summary of Voting Matters and Recommendations

Matter	Board Recommendation	See Page Number for More Information
Election of Directors	FOR each nominee	71
Amendments to 2013 Stock Incentive Plan	FOR	71
Advisory Vote on Executive Compensation	FOR	88
Advisory Vote on Frequency of Future Executive Compensation Advisory Votes	FOR	89
Ratification of Selection of Independent Auditors	FOR	89

Akamai 2016 Performance Highlights

Akamai has increased its revenue in each of the past five fiscal years and has been profitable over that same period. The charts below show our revenue and net income, calculated in accordance with generally accepted accounting principles in the United States, or GAAP, for those years.

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Other performance highlights in 2016 include:

🌑	Overall annual revenue exceeded $2.3 billion—a company record

🌑	Web Performance and Security revenue of $1.4 billion, a 17% increase over 2015

🌑	Cloud Security Solutions revenue of $365 million, a 43% increase over 2015

🌑	Services and Support revenue of $198 million, a 16% increase over 2015

🌑	Non-U.S. revenue of $720 million, a 21% increase over 2015

🌑	Repurchased 7 million shares of our common stock, offsetting share dilution from our equity compensation programs

🌑	Completed three acquisitions—Concord Systems, Cyberfend and Soha Systems—that are intended to enhance our web performance, web security and enterprise security solutions

🌑	Innovative new product releases including: Image Manager, Bot Manager and Enterprise Application Access—designed to address the growing need for businesses to more easily and securely manger their websites, web applications and online businesses

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Part One

Corporate Governance Highlights

Akamai seeks to maintain and enhance its record of excellence in corporate governance by continually refining its corporate governance policies, procedures and practices to align with evolving best practices, issues raised by our stockholders and other stakeholders and otherwise as circumstances warrant. We also place great value on stockholder input and engage regularly with our investors to gain insights into the governance issues about which they care most.

Key Corporate Governance Facts

Governance Item	Practice at Akamai
Majority Voting for Directors	Yes
Separate Chairman & CEO	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present at Every Regular Board Meeting	Yes
Annual Independent Director Evaluation of CEO	Yes
Code of Ethics	Yes
Size of Board	12
Percentage of Independent Directors	75%
Annual Equity Grant to Directors	Yes
Stock Ownership Requirements for Officers and Directors	Yes
Emphasis on Performance-Based Pay for Executives	Yes
Clawback Policy	Yes
Disclosure Committee for Financial Reporting	Yes
Annual Advisory Approval of Executive Compensation	Yes
Stockholder Approval Level for 2015 Executive Compensation	90%
Fully Independent Audit, Compensation and Governance Committees	Yes
Annual Board Survey and Director Peer Evaluations	Yes
Anti-Hedging, Anti-Pledging and Anti-Short Sale Policies	Yes
Relative Stockholder Return Metric in Executive Officer Compensation	Yes
Women Chair 2 of our 3 Standing Board Committees	Yes

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Overview of our Board of Directors

Board Refreshment

Akamai believes that having an independent, diverse, active and engaged Board of Directors has been key to our success. We also believe that new perspectives and ideas are critical to a forward-looking and strategic Board. At the same time, it is equally important to benefit from the valuable experience and familiarity that longer-serving directors bring to the boardroom. We strive to strike the right balance between experience and fresh perspectives. Rather than impose mandatory retirement ages, term limits or other arbitrary mechanisms for to advance these goals, we have chosen to take a more holistic, balanced approach to Board composition and director succession.

A key component of our approach is the annual director peer evaluation and Board survey process. Led by our Lead Director and Chair of the Nominating and Corporate Governance Committee, this review is intended to elicit the views of all directors about what makes the Board effective, what improvements can be made, how their peers are most effective and whether steps should be taken to improve contributions. The Nominating and Corporate

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Governance Committee also regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promotes and supports the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications.

We remain committed to ensuring our Board is composed of a highly capable and diverse group of directors well-equipped to oversee the success of the business and effectively represent the interests of stockholders. In just the last four years, five new directors have been elected. The average tenure for our 12 directors is approximately 8.5 years.

Engaging with our Stockholders

During 2016, we reached out to 25 of our largest stockholders, which collectively held approximately 52% of our outstanding shares, to see if they were interested in meeting with us to discuss governance or executive compensation matters at Akamai. Several large holders accepted the invitation, and we discussed with them a broad range of governance topics. These engagement efforts and meaningful conversations provided us with a valuable understanding of their perspectives and opportunity to exchange views. We were encouraged by the positive feedback we received and look forward to continuing our dialogue with our stockholders in the coming year.

Human Rights and Sustainability

In 2016, we adopted a Human Rights Policy. We believe that the Internet can bring the world closer together and facilitate greater understanding among people across the globe. We also believe that respect for human rights is fundamental to unlocking the potential of the Internet and an essential value for the communities in which we operate. We are committed to ensuring that our employees; the people who work for our contractors, customers and suppliers; and individuals in the communities affected by our activities are treated with dignity and respect. Our Human Rights Policy is intended to advance these ideals.

We have also adopted a Sustainability Policy to reflect our belief that Akamai can and should operate with a limited environmental footprint. This Policy is centered on efforts to reduce greenhouse-gas emissions of our business operations through energy conservation, energy efficiency, and the procurement of renewable energy; responsibly manage and dispose of our electronic waste; and deliver sustainable work environments that promote wellness and the conservation of natural resources through water efficiency, source reduction, material reuse and recycling, and the purchase of materials containing recycled and/or renewable natural resources.

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Code of Ethics

We have adopted a written Code of Ethics that applies to, among others, our principal executive officer, principal financial and accounting officer, or persons serving similar functions. The text of our Code of Ethics is available on our website at www.akamai.com. We did not waive any provisions of the Code of Ethics for our directors or executive officers during the year ended December 31, 2016. If we amend, or grant a waiver under, our Code of Ethics that applies to our principal executive officer, principal financial and accounting officer, or persons performing similar functions, we intend to post information about such amendment or waiver on our website at www.akamai.com. We have also adopted Corporate Governance Guidelines, a copy of which is also available on our website at www.akamai.com/html/investor/corporate_governance.html.

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Our Board of Directors

Our Board of Directors currently consists of 12 persons, divided into three classes, serving staggered terms of three years, as follows: four Class I directors (with terms expiring at the 2018 Annual Meeting of Stockholders), four Class II directors (with terms expiring at the 2019 Annual Meeting of Stockholders) and four Class III directors (with terms expiring at the 2017 Annual Meeting of Stockholders). In accordance with our amended and restated certificate of incorporation and amended and restated bylaws, the Board of Directors has fixed the size of the Board of Directors at 11 directors effective as of the Annual Meeting. Following our Annual Meeting, we will have three directors in Class III and four directors in each of Class I and Class II.

Set forth below is information about the professional experiences of members of our Board of Directors, including the three nominees for election at the 2017 Annual Meeting of Stockholders. In addition, for each individual, we discuss the specific experience, qualifications and attributes that we believe qualify him or her to serve on our Board of Directors.

Nominees for Director Whose Terms Expire in 2017 (Class III Directors)

	Biography	Key Attributes
Monte Ford Director Since 2013 Age 57 Independent Board Committees Compensation Nominating and Corporate Governance

Currently Principal at Quest Objects Group, a consulting firm, since 2013

CEO of Aptean Software, a provider of enterprise application software (2/2012-9/2013)

SVP & CIO of American Airlines (2000-2011)

Other Current Boards

Michaels Stores, Inc., an arts and crafts retailer

Prior Public Company Boards in Last 5 Years

Oncor Electric

Experience as an information technology executive:

🌑     CEO of a software company

🌑     At American Airlines, oversaw all aspects of information systems and business analytics functions

Helps fellow Board members and management understand what Akamai’s current and potential customers expect and want from our solutions and to provide actionable insight into our innovation initiatives.

Provides valuable advice and counsel regarding potential improvements to our internal IT systems.

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	Biography	Key Attributes
Frederic Salerno Director Since 2002 Age 73 Independent Board Committees Audit Nominating and Corporate Governance

Akamai’s Lead Independent Director since May 2013

Former executive at Verizon Communications, a telecommunications provider (1997-2002), last serving as Vice Chairman and CFO

Other Current Boards

Florida Community Bank, a regional bank

Intercontinental Exchange, an electronic exchange for trading commodities

Prior Public Company Boards in Last 5 Years

CBS Broadcasting

Consolidated Edison

National Fuel Gas Company

Popular Inc.

Viacom

Deep understanding of financial markets, financial statements and investments.

Provides essential guidance about capital structure and other strategic matters.

Leadership, professional judgment and operating experience enable him to provide keen insight in helping address issues faced by the company.

Valued advisor to management and other directors when we are contemplating strategic initiatives intended to enable future growth.

	Biography	Key Attributes
Bernardus Verwaayen Director Since 2013 Age 64 Independent Board Committees Compensation (Chair) Nominating and Corporate Governance

Former Chief Executive Officer of Alcatel-Lucent, a provider of communications equipment and solutions (2008-11/2013)

Former Chief Executive Officer of British Telecom, a provider of communications services (2002-2008)

Other Current Boards

Akzo Nobel, a manufacturer of powder coatings

Bharti Airtel, a global telecommunications company

Brings an international perspective to our Board deliberations, helping us better understand non-U.S. markets, public policy issues and how to operate with a global employee base.

CEO experience enables him to provide significant guidance to our CEO on management, leadership and operational issues.

Ability to leverage expertise in telecommunications industry to advise us on carrier strategy and network relationships.

Deep understanding of motivational aspects of executive compensation approaches and applicable international issues.

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Directors Whose Terms Expire in 2018 (Class I Directors)

	Biography	Key Attributes
George Conrades Director Since 1998 Age 78

Executive Chairman

Akamai (2005-present)

Managing Partner of Longfellow Venture Partners, an early stage venture capital company, since 2014 and a venture partner emeritus of Polaris Venture Partners, Inc., an early stage investment company.

Former Chairman and Chief Executive Officer, Akamai (4/1999-4/2005)

Previously held executive roles at GTE Internetworking, BBN Corporation and IBM.

Other Current Boards

Oracle Corporation, an enterprise software company

Prior Public Company Boards in Last 5 Years

Harley-Davidson

Ironwood Pharmaceuticals

Decades of technology leadership, sales and management experience.

Deep understanding of Akamai’s business and operations.

Unique ability to understand customers and evangelize Akamai’s value proposition enables him to provide important insight into our business and market developments.

Service on other boards of directors allows him to provide keen insight into broader markets, particularly in the high tech industry, and corporate governance trends affecting public companies.

	Biography	Key Attributes
Jill Greenthal Director Since 2007 Age 60 Independent Board Committees Audit Nominating and Corporate Governance (Chair)

Senior Advisor in the Private Equity Group of The Blackstone Group, a global asset manager, since 2007.

Senior Managing Director in Blackstone’s Advisory Group (2003-2007).

Previously served as Co-Head of the Global Media Investment Banking Group of Credit Suisse First Boston.

Other Current Boards

Houghton Mifflin Harcourt, an educational content company

TEGNA Inc., a media company

The Weather Channel, a privately-held media company

Prior Public Company Boards in Last 5 Years

Michaels Stores

Orbitz Worldwide

Rich experience as a leading investment banker and advisor, a role that has given her a deep understanding of capital markets.

Insight into financial and strategic aspects of financial matters such as debt and equity financing transactions and acquisitions.

Experience working with other Internet and media companies as they have built their businesses enables her to provide valuable counsel to both our management and fellow directors.

Insight into corporate governance trends that drives conversations in our governance committee.

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	Biography	Key Attributes
Daniel Hesse Director Since 2016 Age 63 Independent Board Committees Compensation Nominating and Corporate Governance	Former President and CEO, Sprint Corporation, a telecommunications provider (12/2007-8/2014) Other Current Boards PNC Corporation, a financial institution

Insight into mobile and telecommunications industry affords important insight into strategy deliberations.

Experience as a chief executive officer enables him to advise on leadership, management and operational issues.

Leverages experience overseeing a large, complex technology company to provide valuable guidance and perspective.

	Biography	Key Attributes
Tom Leighton Director Since 1998 Age 60	Chief Executive Officer, Akamai (1/2013-present) Chief Scientist, Akamai (8/1998-12/2012) Professor of Mathematics at the Massachusetts Institute of Technology since 1982 (on leave)

Co-founder and key developer of the software underlying our company.

Unparalleled understanding of our technology and how the Internet works.

Crucial source of industry information, technical and market trends and how Akamai can address those needs.

Provides the Board with vital information about the strategic and operational challenges and opportunities facing the company.

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Directors With Terms That Will Expire in 2019 (Class II Directors)

	Biography	Key Attributes
Pamela Craig Director Since 2011 Age 60 Independent Board Committees Audit (Chair) Compensation

Former Chief Financial Officer of Accenture, a global management consulting, technology services and outsourcing organization (10/2006-7/2013), having previously served in numerous positions at the firm.

Other Current Boards

Walmart Stores, a global retailer.

Merck and Co., a pharmaceutical company.

Advisory board member of SpencerStuart, a global executive search and recruitment firm.

Prior Public Company Boards in Last 5 Years

Avanade

VMware

Knowledge, leadership experience and expertise from her significant leadership role at Accenture provides us with unique insight into how to manage a large, global organization that has grown rapidly.

Keen understanding of the challenges our current and potential customers face in interacting with customers, suppliers and partners across the world in a rapidly changing technological environment.

Expertise in complex global business issues and financial and accounting matters.

	Biography	Key Attributes
Jonathan Miller Director Since 2015 Age 60 Independent Board Committees Compensation Nominating and Corporate Governance

Partner at Advancit Capital, a venture capital firm focusing on early-stage companies, since 2014.

Former Chairman and CEO of the Digital Media Group and Chief Digital Officer of Newscorp, a global media company (4/2009-12/2013)

Other Current Boards

AMC Networks, an entertainment company

Interpublic Group of Companies, a marketing solutions provider

J2 Global, which provides telecommunications solutions as well as technology, gaming and lifestyle content

Prior Public Company Boards in Last 5 Years

TripAdvisor

Houghton Mifflin Harcourt

Live Nation

RTL Group

Shutterstock

Insight into the challenges, goals and priorities of media companies such as those that are key current and prospective customers.

Key participant in the rapid development of the Internet as a global platform for video and audio entertainment.

Deep understanding of the ongoing evolution of digital media.

Involvement with early-stage media and technology companies gives our management and the Board a window into developments that could shape our industry in the future.

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	Biography	Key Attributes
Paul Sagan Director Since 2005 Age 58

Executive in resident (XIR) at General Catalyst Partners, a venture capital firm, since 2014.

Former Chief Executive Officer, Akamai (1/2005-12/2012); President (1999-2010 and 2011-2012); Chief Operating Officer (1998-2004).

Previously served as a Senior Advisor to the World Economic Forum and in senior executive positions at Time Warner Cable, Time Inc. and CBS, Inc.

Other Current Boards

VMware, Inc., a provider of information infrastructure technology and solutions

Prior Public Company Boards in Last 5 Years

EMC

iRobot

Having overseen every aspect of our operations for nearly fifteen years, has an unparalleled understanding of our business, personnel needs and customers and the markets in which we operate.

With his role at General Catalyst, Mr. Sagan provides helpful insight into innovation developments among emerging companies.

Past and present service on boards of an array of other public companies allows him to bring valuable experience from those directorships.

High level of integrity and strong sense of corporate responsibility are key attributes that contribute to the effective functioning of our Board.

	Biography	Key Attributes
Naomi Seligman Director Since 2001 Age 78 Independent Board Committees Audit Nominating and Corporate Governance

Senior partner at Ostriker von Simson, a consulting firm focusing on information technology, which brings together CIOs, CEOs, other top executives from the largest multinational enterprises and premier venture capitalists and entrepreneurs to discuss technology issues, since 1999.

Other Current Boards

Oracle Corporation, an enterprise software company

Vice Chairman of New Leaders, a national nonprofit for developing school leaders

Prior Public Company Boards in Last 5 Years

iGate

Sun Microsystems

Dun & Bradstreet

Interactions with CEOs and CIOs give her a deep understanding of ongoing developments across the technology landscape.

Educates management and the Board about the priorities of our current and potential customers.

Understanding of technology industry perspectives and deep contacts, which provide insight into how to communicate effectively with that community.

Experience, intelligence and willingness to challenge assumptions serve to stimulate productive Board discussions to ensure that there are fulsome and appropriate deliberations.

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Director With Term That Will Expire in 2017 Not Standing for Re-Election

Biography
Steve Scopellite Director Since 2014 Age 51 Independent Board Committees Compensation Nominating and Corporate Governance

Former Chief Information Officer of Goldman Sachs, an international financial firm (2007-12/2013).

Member of the Executive Review Committee of Soltage, LLC, a private equity firm, since 2016.

Other Current Boards

Ionic Security, a privately-held provider of Internet security solutions

Serves on the boards of several non-profit entities including as Chair of Riverview Medical Center.

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Our Executive Officers

Our executive officers as of February 28, 2017 were:

F. Thomson Leighton, age 60, was elected Akamai’s Chief Executive Officer in January 2013, having previously served as our Chief Scientist since he co-founded the company in 1998. As discussed above, Dr. Leighton also serves on our Board of Directors.

James Benson, age 50, was elected Akamai’s Chief Financial Officer in February 2012, having previously served as Senior Vice President –Finance between September 2009 and February 2012. Prior to joining the company, he had been Vice President, Finance/Operations & CFO – Americas Technology Solutions Group at Hewlett-Packard.

Robert Blumofe, age 52, became Akamai’s Executive Vice President, Platform and General Manager of Enterprise and Carrier Division in April 2016. He had previously served as our Executive Vice President – Platform since January 2013. He was Senior Vice President – Networks & Operations between 2008 and 2012, having previously served in a variety of positions at Akamai since joining us in 1999.

James Gemmell, age 56, became our Executive Vice President and Chief Human Resources Officer in January 2015. He joined Akamai in April 2013 as Senior Vice President and Chief Human Resources Officer. Previously, he was employed at Cisco Systems, the technology equipment maker, from 2000 until April 2013, most recently serving as Executive Advisor from October 2012 through March 2013 and Interim Chief Human Resources Officer from May 2011 through September 2012.

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Melanie Haratunian, age 57, joined Akamai in September 2003 as our Vice President, General Counsel and Corporate Secretary. She was named a Senior Vice President in 2008 and then Executive Vice President in January 2013. Prior to joining Akamai, Ms. Haratunian was Vice President and Deputy General Counsel of Allegiance Telecom Company Worldwide.

Rick McConnell, age 51, became Akamai’s President and General Manager of the Web Division in May 2016, having previously served as President – Products and Development (01/2013-05/2016) and Executive Vice President – Products and Development (11/2011-12/2012). Prior to joining Akamai, Mr. McConnell was in a number of executive positions at Cisco Systems. Mr. McConnell was Chief Executive Officer of Latitude Communications, which was acquired by Cisco in January 2004.

Bill Wheaton, age 55, joined Akamai in 2000 as a result of our acquisition of InterVu, Inc. Mr. Wheaton served in a variety of roles before being promoted from Vice President to Senior Vice President, Media Business Unit in 2011. He was Executive Vice President, Media Division from July 2015 through February 2017. He became our Chief Strategy Officer in March 2017.

Security Ownership of Certain Beneficial Owners and Management

The following table includes information as to the number of shares of our common stock beneficially owned as of February 28, 2017, by the following:

🌑	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

🌑	each of our directors;

🌑	our Named Executive Officers, who consist of (i) our principal executive officer during 2016; (ii) our principal financial officer during 2016; and (iii) our three other most highly compensated employees who were serving as executive officers on December 31, 2016; and

🌑	all of our executive officers and directors as of February 28, 2017 as a group.

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Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and/or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after February 28, 2017, through the exercise of any stock option or other equity right. Unless otherwise indicated, the address of each person identified in the table below is c/o Akamai Technologies, Inc., 150 Broadway, Cambridge, Massachusetts 02142. On February 28, 2017, there were 172,917,873 shares of our common stock outstanding.

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Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding (%)
5% Stockholders
The Vanguard Group (1)	15,662,235	9.1
Capital World Investors (2)	10,607,124	6.1
BlackRock, Inc. (3)	10,588,783	6.1
The Growth Fund of America (4)	10,179,389	5.9
Capital Research Global Investors (5)	9,272,694	5.4
Directors
George H. Conrades (6)	647,904	*
Pamela J. Craig (7)	53,318	*
Monte Ford (8)	30,293	*
Jill A. Greenthal	33,662	*
Daniel Hesse	0	*
F. Thomson Leighton (9)	3,602,195	2.1
Jonathan Miller	1,832	*
Paul Sagan (10)	688,517	*
Frederic V. Salerno (11)	66,566	*
Steven Scopellite (12)	25,246	*
Naomi O. Seligman (13)	58,308	*
Bernardus Verwaayen (14)	27,743	*
Other Named Executive Officers
James Benson (15)	76,376	*
Robert Blumofe (16)	33,774	*
Rick McConnell (17)	109,725	*
William Wheaton (18)	58,259	*
All executive officers and directors as of February 28, 2017 as a group (18 persons) (19)	5,613,289	3.2

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.
(1)	The information reported is based on a Schedule 13G/A filed with the Commission on February 9, 2017 by The Vanguard Group, Inc., or Vanguard, which reports its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports that it holds sole dispositive power with respect to 15,359,745 shares, sole voting power with respect to 269,284 shares, shared dispositive power with respect to 302,490 shares and shared voting power with respect to 30,861 shares.

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(2)	The information reported is based on a Schedule 13G/A filed with the Commission on February 13, 2017 by Capital World Investors, which reports its address as 333 South Hope Street, Los Angeles, California 90071. Capital World Investors reports that it is a division of Capital Research and Management Company and that it holds sole voting and dispositive power with respect to all of the shares held by it.
(3)	The information reported is based on a Schedule 13G/A filed with the Commission on January 19, 2017 by BlackRock, Inc., or BlackRock, which reports its address as 55 East 52nd Street, New York, New York 10055. BlackRock reports that it holds sole voting power with respect to 9,071,971 shares and sole dispositive power with respect to 10,588,783 shares.
(4)	The information reported is based on a Schedule 13G filed with the Commission on February 14, 2017 by The Growth Fund of America, which reports its address as 6455 Irvine Center Drive, Irvine, California 92618. The Growth Fund of America states that it has no voting or dispositive power over the shares of which it is deemed a beneficial owner. If further states that it is an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, which manages equity assets for various investment companies through three divisions, Capital Research (as defined in Note 5 below), Capital World Investors and Capital International Investors. These shares may also be reflected in the Schedule 13G/A filed with the SEC by Capital World Investors (see Note 2 above) and/or the Schedule 13G filed with the SEC by Capital Research (see Note 5 below).
(5)	The information reported is based on a Schedule 13G filed with the Commission on February 13, 2017 by Capital Research Global Investors, or Capital Research, which reports its address as 333 South Hope Street, Los Angeles, California 90071. Capital Research states that it is a division of Capital Research and Management Company and that it holds sole voting and dispositive power with respect to all of the shares held by it.
(6)	Includes 1,500 shares held by Mr. Conrades’ wife and 47,876 shares issuable in respect of deferred stock units, or DSUs, that have vested but not yet been distributed.
(7)	Includes 26,333 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017.
(8)	Includes 23,175 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017.
(9)	Includes 110,282 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 44,094 shares issuable in respect of restricted stock units, or RSUs, vesting within such time period.
(10)	Includes 244,848 shares of our common stock issuable upon exercise of stock options exercisable within 60 days after February 28, 2017, 6 shares held by Mr. Sagan in a trustee capacity and 9,112 shares issuable in respect of DSUs that have vested but not yet been distributed.
(11)	Includes 12,593 shares issuable in respect of DSUs that have vested but not yet been distributed.
(12)	Includes 18,128 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 2,956 issuable in respect of DSUs that have vested but not yet been distributed.
(13)	Includes 50,285 shares issuable in respect of DSUs that have vested but not yet been distributed.
(14)	Consists of 20,362 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 7,381 shares issuable in respect of DSUs that have vested but not yet been distributed.
(15)	Includes 7,843 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 11,758 shares issuable in respect of RSUs vesting within such time period.
(16)	Includes 7,643 shares issuable in respect of RSUs vesting within 60 days after February 28, 2017.
(17)	Includes 48,369 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 17,637 shares issuable in respect of RSUs vesting within such time period.
(18)	Includes 3,922 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017 and 6,279 shares issuable in respect of RSUs vesting within such time period.
(19)	Includes 503,262 shares of our common stock issuable upon the exercise of stock options exercisable within 60 days after February 28, 2017, 101,521 shares issuable in respect of RSUs vesting within such time period, and 130,203 shares issuable in respect of DSUs that have vested but not yet been distributed.

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Board Leadership and Role in Risk Oversight

Chairman of the Board

George Conrades is our non-executive Chairman of the Board. In this role, he works with the Lead Director and Chief Executive Officer to prepare Board meeting agendas, chairs meetings of the Board and our annual stockholder meetings and informs other directors about the overall progress of Akamai. Mr. Conrades also provides advice and counsel to the Chief Executive Officer and other executive officers, particularly relating to strategy, key customer accounts, market opportunities and leadership development. Mr. Conrades consults in the annual performance evaluation of the Chief Executive Officer.

Lead Director

Frederic Salerno became the independent Lead Director of our Board in May 2013. In this role, he presides over meetings of the independent members of our Board of Directors, provides leadership and advice to management on key strategic initiatives and seeks to ensure effective communication among the committees of the Board of Directors. Mr. Salerno also works with the Chairman of the Board to review and recommend committee memberships for the Board. He leads discussions on the performance of the Chief Executive Officer and succession planning for executive officers and other key management positions. Mr. Salerno also takes the lead role in providing feedback from our annual director peer evaluation process to his fellow Board members.

Roles of Chairman of the Board and CEO

Currently, the roles of Chairman of the Board of Directors and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities at this time. With his background as our Chief Executive Officer from April 1999 to April 2005 combined with his leadership qualities, Mr. Conrades is well-positioned to lead the Board in its fundamental role of providing advice to and oversight of management. Dr. Leighton is then better able to focus on our day-to-day business and strategy, meet with investors and convey the management perspective to other directors. In addition, with Mr. Salerno’s position as Lead Director, an independent director is able to play a key role in ensuring Board effectiveness and adherence to good governance principles.

Risk Oversight

Our Board of Directors has an active role in supervising management’s oversight of Akamai’s risks. The Board and its committees perform this through both formal and informal mechanisms. They review business, regulatory, operational, cyber security and other risks that are incorporated in operating and strategic presentations that members of management and our advisors make to the Board. In addition, the Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Financial reporting risks are typically addressed by the Audit Committee through internal audits, committee agenda items, ethics and whistleblower updates and other

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discussions. As an example, the Audit Committee has overseen and reviewed analyses prepared by our internal audit function designed to assess the likelihood that enumerated risks would occur, the harm such risks would create if they occurred and current sufficiency of controls to address such risks. The Compensation Committee, in consultation with our independent executive compensation consultants, reviews Akamai’s management of executive compensation and retention risks as part of its annual executive compensation review and individual compensation discussions. See also the discussion of our annual risk assessment in “How We Evaluate and Address Risk in Our Compensation Policies and Practices” in Part Two of this Proxy Statement. The full Board of Directors typically reviews on an annual basis executive succession planning and development. The Nominating and Corporate Governance Committee, or the N&G Committee, assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Committees

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors. Copies of the charters are posted in the Investor Relations section of our website at www.akamai.com. The Board of Directors has determined that all of the members of each of the three standing committees of the Board of Directors are independent as defined under The NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Membership on each standing committee as of February 28, 2017 is reflected in the chart below.

Committee Membership

	Audit	Compensation	N&G
Pamela Craig	X*	X
Monte Ford		X	X
Jill Greenthal	X		X*
Daniel Hesse		X	X
Jonathan Miller		X	X
Frederic Salerno	X		X
Steven Scopellite	X	X
Naomi Seligman	X		X
Bernardus Verwaayen		X*	X

*	Committee Chair

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The Audit Committee assists the Board of Directors in overseeing the financial and accounting reporting processes and audits of our financial statements, which includes reviewing the professional services provided by our independent auditors, the independence of such auditors from our management, our annual financial statements and our system of internal financial and IT controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has determined that Ms. Craig is our designated “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K promulgated by the Commission under the Exchange Act. The Audit Committee held nine meetings in 2016.

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers, including determining the compensation of our Chief Executive Officer and other executive officers, administering our bonus, incentive compensation and stock plans, approving equity grants and approving the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with our management regarding our benefit plans and compensation policies and practices. The Compensation Committee is directly responsible for the appointment and oversight of our independent compensation consultants and other advisors it retains. The Compensation Committee held eight meetings in 2016.

The N&G Committee is responsible for, among other things, identifying individuals qualified to become members of our Board of Directors; recommending to the full Board of Directors the persons to be nominated for election as directors and to each of its committees; overseeing self-evaluation of the Board of Directors, including the performance of individual directors; and reviewing and making recommendations to the Board of Directors with respect to corporate governance practices. The N&G Committee held three meetings in 2016.

Meeting Attendance

The Board of Directors held six meetings during 2016 and took two actions by unanimous written consent. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and each committee on which he or she served during the fiscal year ended December 31, 2016. All directors are expected to attend regular Board of Directors meetings, Board committee meetings for committees on which he or she serves and our annual meeting of stockholders. All of our then-incumbent directors attended the 2016 Annual Meeting of Stockholders.

Determination of Independence

Under the NASDAQ Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that each of the

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following individuals is an “independent director” as defined under NASDAQ Rule 5605(a)(2):

Pamela Craig	Monte Ford	Jill Greenthal
Daniel Hesse	Jonathan Miller	Frederic Salerno
Steven Scopellite	Naomi Seligman	Bernardus Verwaayen

Our independent directors meet separately as part of each Board of Directors meeting and at other times as appropriate. In the independent director sessions, Mr. Salerno and the other independent directors review management performance, assess the focus and content of meetings of the Board of Directors and establish the strategic issues that the Board of Directors believes should be the focus of management’s attention to drive short-term and longer-term business success. Mr. Salerno then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the independent members of the Board of Directors believe management should focus.

Director Compensation

The following table sets forth compensation paid in 2016 to our directors for their service as directors, other than Dr. Leighton, whose compensation is reflected in “Executive Compensation Matters” below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
George H. Conrades (2)	95,000	244,978	339,978
Pamela L. Craig (3)	80,000	244,978	324,978
Monte Ford (4)	75,000	224,994	299,994
Jill A. Greenthal (5)	80,000	230,015	310,015
Daniel Hesse (6)	—	399,982	399,982
Jonathan Miller (7)	75,000	224,994	299,994
Paul Sagan (8)	75,000	224,994	299,994
Frederic V. Salerno (9)	95,000	244,978	339,978
Steven Scopellite (10)	75,000	224,994	299,994
Naomi O. Seligman (11)	75,000	224,994	299,994
Bernardus Verwaayen (12)	80,000	244,978	324,978

(1)	Except for amounts attributable to Mr. Hesse, consist of DSUs granted to directors on May 11, 2016. Mr. Hesse was granted RSUs upon his election to the Board of Directors on August 10, 2016. The amount reflects the grant date fair value, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718.
(2)	At December 31, 2016, Mr. Conrades held 4,830 unvested DSUs.
(3)	At December 31, 2016, Ms. Craig held 4,830 unvested DSUs and stock options to purchase 26,333 shares of our common stock.

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(4)	At December 31, 2016, Mr. Ford held 4,436 unvested DSUs and stock options to purchase 24,721 shares of our common stock.
(5)	At December 31, 2016, Ms. Greenthal held 4,535 unvested DSUs.
(6)	At December 31, 2016, Mr. Hesse held 7,689 unvested RSUs.
(7)	At December 31, 2016, Mr. Miller held 3,666 unvested RSUs and 4,436 unvested DSUs.
(8)	At December 31, 2016, Mr. Sagan held 4,436 unvested DSUs and stock options to purchase 244,848 shares of our common stock.
(9)	At December 31, 2016, Mr. Salerno held 4,830 unvested DSUs.
(10)	At December 31, 2016, Mr. Scopellite held 4,436 unvested DSUs and stock options to purchase 24,171 shares of our common stock.
(11)	At December 31, 2016, Ms. Seligman held 4,436 unvested DSUs.
(12)	At December 31, 2016, Mr. Verwaayen held 4,830 unvested DSUs and stock options to purchase 25,062 shares of our common stock.

Under our non-employee director compensation plan, non-employee directors are entitled to receive annual compensation of $300,000, of which $75,000 is paid in cash and $225,000 is paid in DSUs representing the right to receive shares of Akamai common stock. This compensation is generally paid or, in the case of DSUs, granted, on the date of our annual meeting of stockholders, and the number of DSUs issued is based on the fair market value of our common stock on that date. For so long as the person remains a director, DSUs will vest in full on the first anniversary of the grant date, but a director may defer distribution of his or her shares for up to ten years. If a director has completed one year of service on our Board, vesting of 100% of the DSUs held by such director will accelerate at the time of his or her departure from the Board.

In addition, our Chairman of the Board, Vice Chairman and Lead Director are entitled to $40,000 of additional annual compensation, of which $20,000 is paid in cash and $20,000 is paid in DSUs. Chairs of the Audit Committee and the Compensation Committee are entitled to $25,000 of additional compensation, of which $5,000 is paid in cash and $20,000 is paid in DSUs. The Chair of the N&G Committee is entitled to $10,000 of additional compensation, of which $5,000 is paid in cash and $5,000 is paid in DSUs. Each non-employee director is eligible to receive RSUs with a fair value at the time of grant of $400,000 when he or she joins the Board of Directors. Such RSUs vest over a three-year period, with one-third vesting on each of the first, second and third anniversaries of the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Stock Ownership Guidelines

We have minimum stock ownership requirements for our senior management team and Board of Directors. Pursuant to the guidelines, each member of Akamai’s senior management team is required to own a number of shares of our common stock having at least the value calculated by applying the following multiples: for the Chief Executive Officer, six times his base salary; for Named Executive Officers, two times his or her base salary; and for other executives, one times his or her base salary. In addition, each non-employee director is required to own a number of shares of our common stock having a value equal to five times his or her then-current base cash retainer. If a director’s base cash

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retainer or an executive’s base salary is increased, the minimum ownership requirement shall be re-calculated at the end of the year in which the increase occurred, taking into account our stock price at that time. If a non-employee director or executive fails to meet the ownership guidelines as of a test date that occurs after the period of time for attainment of the ownership level, he or she will not be permitted to sell any shares of our common stock until such time as he or she has exceeded the required ownership level. A more detailed description of these guidelines, including the timeline for compliance, is set forth in our Corporate Governance Guidelines, which are posted on our website at www.akamai.com/html/investor/corporate_governance.html.

N&G Committee’s Process for Reviewing and Considering Director Candidates

The N&G Committee assists the Board of Directors in identifying and attracting individuals qualified to become members of our Board of Directors. In executing its mission to solicit qualified candidates to become directors of Akamai, the N&G Committee seeks to attract intelligent potential candidates from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board of Directors in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board of Directors and our employees.

Criteria Used to Consider Nominees to the Board of Directors

In assessing whether an individual has these characteristics and whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the N&G Committee will apply the criteria attached to its charter. These criteria include:

🌑	Integrity, honesty and adherence to high ethical standards

🌑	Business and financial acumen

🌑	Knowledge of Akamai’s business and industry

🌑	Experience in business, government and other fields

🌑	Diligence

🌑	Avoidance of potential conflicts of interest with various constituencies of Akamai

🌑	Commitment to dedicate the necessary time and attention to Akamai

🌑	Ability to act in the interests of all stockholders

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The Board of Directors particularly values demonstrated leadership experience and skills and reputation for high standards of honesty, ethics and integrity. Although the N&G Committee does not assign specific weights to particular criteria, we believe that it is essential that all potential Board members have integrity and honesty, adhere to high ethical standards and possess a commitment to dedicate the necessary time and attention to Akamai and an ability to act in the interests of all stockholders without any potential personal conflict of interest. The N&G Committee and the Board of Directors believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

With respect to considering whether to re-nominate our incumbent directors, the N&G Committee and the full Board of Directors apply the criteria discussed above. The Board may also take into account information available to it about directors’ professional status and performance on other boards of directors. In addition, each of our directors annually undergoes an evaluation by the other directors, which measures, among other things, the director’s contributions to the Board including his or her knowledge, experience and judgment.

Importance of Diversity

Since adoption in 2003, the Criteria for Nomination as a director appended to Akamai’s N&G Committee charter have always emphasized the importance of diversity in determining the appropriate composition of our Board of Directors. The Criteria specifically state, “The [N&G] Committee shall actively consider nominees who can contribute to the diversity of the Board of Directors in terms of gender, race, ethnicity, professional background. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.”

Over the years, we have strived to improve the diversity of our Board to achieve the aspirations articulated in our N&G Committee charter. We believe that we have assembled an outstanding set of directors with varied backgrounds, experiences and viewpoints who understand our markets, our customers and our employees. The percentage of female and/or minority directors currently serving on our Board comprise 33% of the total.

To help us maintain the broad diversity we have already achieved and to continually assess the effectiveness of this diversity policy, the Board of Directors conducts an annual self-evaluation and survey. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills, experience and other characteristics consistent with achieving our corporate goals now and in the coming years.

Process for Identifying Candidates to Serve as Directors

To identify and evaluate attractive candidates, the members of the N&G Committee actively solicit recommendations from other members of Akamai’s Board of Directors and

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other professional contacts. As potential candidates emerge, the N&G Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board of Directors; and reviews the results of personal interviews and meetings conducted by members of the Board of Directors, senior management and our outside legal advisors.

Stockholders may recommend individuals to the N&G Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 150 Broadway, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the N&G Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under Akamai’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the N&G Committee or the Board of Directors, by following the procedures set forth in our bylaws and described under “Deadline for Submission of Stockholder Proposals for the 2018 Annual Meeting” below.

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Lead Director, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director considers to be important for the Board of Directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Akamai tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Corporate Secretary, Akamai Technologies, Inc., 150 Broadway, Cambridge, Massachusetts 02142.

Compensation Committee Interlocks and Insider Participation

Ms. Craig and Messrs. Ford, Miller, Scopellite and Verwaayen were members of the Compensation Committee throughout 2016. Mr. Hesse joined the Compensation Committee in October 2016. No member of the Compensation Committee was at any time during 2016, or formerly, an officer or employee of Akamai or of any of our subsidiaries,

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and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of the Compensation Committee receives compensation, directly or indirectly, from Akamai in any capacity other than as a director.

None of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee at any time during 2016.

Report of the Audit Committee

The Audit Committee of our Board of Directors has furnished the following report on the Audit Committee’s review of our audited financial statements:

The Audit Committee of Akamai’s Board of Directors is responsible for, among other things:

🌑	Monitoring the integrity of Akamai’s consolidated financial statements

🌑	Oversight of Akamai’s compliance with legal and regulatory requirements

🌑	Oversight of Akamai’s system of internal controls (including oversight of our internal audit function, which reports directly to the Audit Committee)

🌑	Appointment, oversight and evaluation of the qualifications, independence and performance of our internal and independent auditors with the authority to replace Akamai’s independent auditors.

🌑	Review and oversight of handling of ethical issues brought to the attention of management and the Board

🌑	Review of management’s enterprise risk assessments

The Audit Committee acts under a written charter that is available on our website at www.akamai.com/html/investor/corporate_governance.html. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the NASDAQ Rules.

Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. PricewaterhouseCoopers LLP, or PwC, Akamai’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or GAAP or as to auditor independence.

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Our Director of Internal Audit reports directly to the Audit Committee. The Internal Audit function annually conducts a series of audits to test Akamai’s internal financial and IT controls. This annual internal audit plan is reviewed and approved by the Audit Committee. Individual audit reports are reviewed at each Audit Committee meeting and any deficiencies are reviewed with management.

We reviewed Akamai’s audited consolidated financial statements that were included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission, which we refer to herein as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PwC. PwC has represented to the Audit Committee that, in its opinion, Akamai’s Financial Statements were prepared in accordance with GAAP. We discussed with PwC the matters required to be discussed by AS 1301: Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

We also discussed with PwC its independence from Akamai and considered whether PwC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PwC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence.

Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that the Financial Statements be included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Commission.

We have also appointed PwC to act as Akamai’s independent auditors for 2017.

Audit Committee

Pamela Craig—Chair	Steven Scopellite
Jill Greenthal	Frederic Salerno
Naomi Seligman

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Certain Relationships and Related Party Transactions; Code of Ethics; Interest in Annual Meeting Matters

Akamai did not enter into any transactions of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. Under our written Code of Ethics, our employees and members of our Board of Directors are prohibited from entering into any business, financial, or other relationship with our existing or potential customers, competitors, or suppliers that might impair, or appear to impair, the exercise of his or her judgment for Akamai. Our Code of Ethics also prohibits situations involving Akamai entering into a business transaction with an executive officer or director, a family member of an executive officer or director, or a business in which such a person has any significant role or interest if such a transaction could give rise to a conflict of interest. Our executive officers and directors are obligated under the Code of Ethics to disclose to our Legal Department any existing or proposed transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under the procedures reflected in our Code of Ethics and Audit Committee Charter, proposed related party transactions are subject to review to determine if they are in the best interests of the company and, if such transaction is entered into, the conditions under which it may proceed. Proposed transactions involving executive officers, other than the General Counsel, are reviewed and subject to approval by the General Counsel after notifying the Audit Committee and the Lead Director. Proposed transactions involving the General Counsel or a director are reviewed and subject to approval by disinterested members of the Audit Committee after notifying the Lead Director.

No person who served as a director or executive officer of Akamai during the year ended December 31, 2016 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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Part Two

Executive Compensation Matters

Compensation Discussion and Analysis (CD&A)

The following discussion and analysis of Akamai’s executive compensation objectives, policies and practices is designed to provide an overview of the material elements of our compensation structure. This discussion is focused on the following persons who served as Akamai executive officers in 2016:

Name	Title	Date Appointed to Current Role	Year of Hire
F. Thomson Leighton	Chief Executive Officer	January 2013	1998
James Benson	Chief Financial Officer	February 2012	2009
Robert Blumofe	EVP, Platform and GM of Enterprise and Carrier Division	April 2016	1999
Rick McConnell	President and GM Web Performance Division	January 2013	2011
William Wheaton	EVP and GM of Media Division	July 2015	2000

We refer to these individuals as our Named Executive Officers or our NEOs. Please refer to the “Summary Compensation Table” and the additional tables that follow for detailed information on compensation paid to our NEOs.

Executive Summary

In this Executive Summary, we describe new compensation arrangements introduced in 2016, our guiding principles on executive compensation, how those principles have aligned with our executive pay outcomes and how we establish our compensation levels and performance targets. We also discuss key compensation policies and practices.

2016 Executive Compensation Highlights

In 2016, we made four significant changes to our NEO compensation plans with a goal of balancing our guiding principles related to strategy, financial impact, and talent management with external perspectives such as peer group practices and investor feedback:

🌑	Introduced relative total stockholder return, or TSR, as a metric to our equity incentive plan

🌑	Transitioned to a three-year cliff vesting period for our performance-based equity incentive plan

🌑	Simplified the metrics used in our performance-based equity incentive plan by moving to two equally-weighted performance metrics – revenue and profitability

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🌑	Transitioned to corporate financial metrics as the exclusive targets for our cash incentive plan, eliminating the more subjective management-by-objectives component

We believe these changes enhance the alignment of our NEO compensation programs with the principles we discuss below. We have maintained the same structure for our 2017 program. See “Our 2016 Executive Compensation Program and Results” below for a detailed description of these plans.

Our Compensation Principles

We use the following guiding principles to design our compensation programs:

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Aligning Executive Compensation with our Performance

Akamai seeks to align executive compensation with performance by:

🌑	Allocating a majority of target compensation to performance-based equity awards that directly link the value of executive compensation to our stock price performance

🌑	Tying cash incentive bonuses to performance against specific financial measures

🌑	Utilizing performance-based vesting restricted stock units, or PRSUs, that require achievement of financial targets to vest

🌑	Taking into account operational execution that positions Akamai to achieve our long-term strategy

🌑	Incorporating a TSR metric into standalone restricted stock units that require us to meet TSR targets in order to vest, which we refer to as TSR-Based RSUs

We believe that a significant portion of executive pay should be at risk. Specifically, the amount earned by the executive should primarily be tied to our financial performance and the performance of our stock price. The charts below show the percentage of “at risk” compensation for our CEO and other NEOs. We consider compensation to be “at risk” if vesting is subject to achievement of performance targets and/or the value received is dependent on our stock price.

Overview of Compensation Components

We structure the annual compensation of our executive officers using three principal components: base salary, cash incentive bonuses and long-term equity-related incentives. Within our equity program, we grant three types of awards: PRSUs, time-vesting RSUs and TSR-Based RSUs.

We generally align our pay mix strategy with the practices of our peer group when possible and to the extent consistent with our business model. In addition, our pay mix decisions for individual members of management and employees reflect our view of internal pay equity

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and the ability of a given employee to contribute to our results. In making decisions about how to balance different compensation components, we strive to advance our overarching compensation principles.

In the graphic below, we provide an overview of each material element of our 2016 executive compensation program and describe how each element is tied to our compensation objectives.

Setting Compensation Levels for our Executives

Each year we establish the salary, target cash incentive bonus opportunity and long-term equity incentives for each NEO based on review and assessment of the following factors:

🌑	Each individual’s overall performance

🌑	Success in executing against corporate and functional goals

🌑	Importance and scope of role

🌑	Future potential

🌑	Prior background, training and experience

🌑	Internal pay equity considerations

🌑	Retention concerns

🌑	Historical performance

🌑	Practices of companies in our compensation benchmarking and design peer groups

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We also consider the effect of market or competitive forces, changes in strategy or priorities that may bear upon an individual’s performance, and any other specific challenges faced or overcome by each person or the function that they led during the prior fiscal year.

The Compensation Committee does not assign relative weights or rankings to such factors. Rather, the Compensation Committee relies upon the CEO’s recommendations and the directors’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

If our results do not meet our expectations, our NEOs will receive compensation that is below target levels and may be below market in comparison with our peer group. Similarly, when superior results are achieved, our NEOs may receive compensation that is above our target levels and above market. For the past three years, for example, our cash incentive plan payouts have closely reflected our financial performance:

Setting Performance Targets

Revenue and profitability performance targets are used in our cash incentive plan and performance-based RSUs granted to NEOs. We engage in a rigorous and deliberate process in setting those targets, which are directly linked to our operating plan. The performance targets for 2016 are also consistent with the financial guidance we gave to investors on our public earnings call in February 2016. As a result, we believe that the performance targets reflect our goals and expectations for the business, are meaningful to our stockholders and are rigorous but achievable without encouraging inappropriate risk taking.

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Revenue goals are set based on trends in sales of our solutions in prior quarters, our understanding of how markets for our offerings may be evolving, information we learn about customer plans, expectations associated with new product introductions, predictions about macro-economic conditions, changes we have witnessed in the competitive landscape and other factors. Profitability goals are set based on our revenue expectations, plans for capital expenditures and hiring, expected growth in operating expenses as well as efforts to curtail spending growth and other factors. Our performance targets are also adjusted during the year to give effect to acquisitions that occur and to eliminate the impact of foreign currency exchange rate fluctuations.

The Compensation Committee has considered using different metrics for the cash incentive and equity incentive programs but has concluded that using both revenue and profitability targets is appropriate because they are fundamental measures of our performance. In particular, these particular performance targets represent key metrics by which we are evaluated by investors. We believe they also provide an appropriate and effective balance of performance incentives to focus and motivate executive officers to maximize value for our stockholders without excessive risk-taking, as evidenced by our revenue growth and strong GAAP gross margins and operating margins.

Once the Compensation Committee has approved performance targets, we set a range of payouts that can be earned by the NEOs based on achieved results against those targets. For each performance-based component, there is a threshold level of performance below which no cash, PRSUs or TSR-Based RSUs, as applicable, will be earned and a maximum level where achievement at or above that level would lead to payout of 200% of target.

The Compensation Committee approves the performance targets and applicable ranges only after the full Board of Directors has met to review, discuss and approve the financial plan for the coming year.

CEO Compensation

Dr. Leighton became our CEO in January 2013, having previously served as our Chief Scientist since co-founding Akamai. In his prior role, from 2001 through 2012, Dr. Leighton received an annual salary of $20,000. In establishing his salary as CEO, the Compensation Committee considered Dr. Leighton’s past compensation history, his significant equity holdings, peer group practices and the desire to include performance-based compensation as the majority of his pay package. This approach conforms to our philosophy of aligning his compensation with the interests of our long-term investors. The Compensation Committee and Dr. Leighton agreed that in 2013 he would move to a salary of $1 (with bonus potential of up to an additional 200%, consistent with our other NEOs’ bonus plans), with the remainder of his annual compensation to be market competitive and consisting of equity-based components. Ultimately, nearly 100% of Dr. Leighton’s compensation is at risk and stock-based.

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Compensation Policies and Practices Highlights

Every year, the Compensation Committee assesses the effectiveness of the performance of our compensation plans and practices. We evaluate the financial metrics we use and how our programs compare with those used by our peer group companies. We also consider whether our goal of aligning awards with performance is being realized and if programs appear to have led to any unintended consequences. In recent years, we have continuously taken steps to strengthen and improve our executive compensation policies and practices. Highlights of our current policies and practices include:

What we do and don’t do
We align executive compensation with the interests of our stockholders by designing our executive compensation to avoid excessive risk and foster sustainable growth		✓	Focus on Performance-Based Pay
		✓	Include a Relative Market-Based Performance Metric (TSR) in Executive Compensation
		✓	Mitigate Undue Risk in Compensation Programs
		✓	Include Double-Trigger Change in Control Provisions for All Equity Awards Issued After 2015
		✓	Utilize Objective Performance Metrics
		✓	Review Tally Sheets when Making Executive Compensation Decisions
		✓	Provide Modest Perquisites
		✓	Enforce Stock Ownership Guidelines for Officers and Directors
		✓	Bonus and PRSU Awards Have Maximum Payout Caps

We adhere to executive compensation best practices		✓	Prohibit Hedging Transactions and Short Sales by Executive Officers or Directors
	✓		Prohibit Pledging of Company Stock
	✓		Maintain a Clawback Policy
		✓	Mitigate Potential Dilutive Effect of Equity Awards
	✓		Through Robust Share Repurchase Program
	✓		Utilize an Independent Compensation Consulting Firm that Provides No Other Services to Akamai
	✓		Provide Reasonable Post-Employment/Change in Control Provisions
	✓		No Employment Contracts (unless required by law)
	✓		No Repricing Underwater Stock Options
	✓		No Excise Tax Gross-Ups Upon Change in Control

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Our 2016 Executive Compensation Program and Results

In this section, we describe our 2016 NEO compensation program including the impact of our 2016 financial performance on overall achievement.

Base Salary

Base salary is used to provide NEOs with a fixed amount of annual cash compensation. The Compensation Committee views base salary as a way to attract and retain talent by providing a reliable source of income while also motivating strong business performance without encouraging excessive risk taking. Base salaries represent a relatively small percentage of our overall compensation to increase alignment with our stockholders’ interests and motivate performance that creates sustainable long-term stockholder value.

Each year, the Compensation Committee evaluates each NEO’s base salary and the other components of his or her compensation to ensure that total compensation is in line with our overall compensation philosophy. Data from our benchmarking peer group indicated that the 2016 base salaries for our NEOs as a group (other than the CEO) were, on average, slightly below market median.

For 2016, the Compensation Committee decided not to increase the base salaries of our NEOs in 2016.

2016 Base Salaries for Named Executive Officers
Name	2016 Base Salary	Percentage Increase from 2015
Dr. Leighton	$1	0%
Mr. Benson	$450,000	0%
Dr. Blumofe	$430,000	0%
Mr. McConnell	$530,000	0%
Mr. Wheaton	$420,000	0%

Cash Incentive Bonuses

Cash incentive bonuses are performance-based awards that are intended to drive the achievement of key business results while rewarding NEOs based upon their contributions to Akamai’s success. Each year, the Compensation Committee sets a target cash incentive bonus award opportunity for each NEO, or Target Bonus Opportunity, expressed as a percentage of base salary, based upon each individual’s role and responsibilities, internal pay equity considerations and peer group data. The Compensation Committee believes that the Target Bonus Opportunity should make up a more significant portion of an NEO’s total target cash compensation as the executive’s level of responsibility increases.

Each NEO has the opportunity to earn between 0% and 200% of his or her Target Bonus Opportunity based on performance. The Compensation Committee believes these goals

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and objectives encourage a balanced focus on revenue growth and profitability. In 2016, we moved exclusively to corporate financial metrics to determine eligibility for NEO cash incentive bonuses, eliminating the more subjective management-by-objectives component that comprised 20% of the weighting of prior programs. On average, our NEOs’ Target Bonus Opportunity was slightly below market median.

The table below reflects the structure of the cash incentive program as well as 2016 performance against target. The overall payout percentage against the Target Bonus Opportunity was 84.2% of target bonus, reflecting achieved performance slightly below the established target financial performance goals.

2016 Cash Incentive Bonus Plan Targets and Results
Metric	% Weighting	Why We Use This Metric	2016 Target	2016 Actual	Achievement % Against Target	Payout % Against Target
Revenue (adjusted for foreign currency)*	50%	Revenue is a fundamental measure of our success at selling our solutions, innovating and competing in the marketplace.	$2.38 billion	$2.32 billion	97.4%	74.4%
Non-GAAP Operating Income*	50%	Non-GAAP operating income is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non- cash as well as the impact of income taxes; we use it as a component of the bonus targets to align our executives’ interests with those of our investors.	$649.9 million	$646.1 million	99.4%	94.1%
Overall Payout as a % Against Target						84.2%

*	Refer to “Financial Metrics Definitions” below for an explanation of the calculation of this measure.

The table below shows each NEO’s payout against the Target Bonus Opportunity:

Name	Target Bonus Opportunity	2016 Actual Payout (84.2% Achievement)
Dr. Leighton	$1	$1
Mr. Benson	$397,212	$334,642
Dr. Blumofe	$334,904	$282,149
Mr. McConnell	$550,385	$463,687
Mr. Wheaton	$327,115	$275,587

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Long-Term Equity Incentives

We believe that long-term equity-based compensation grants motivate and reward strong corporate performance, provide incentives for our NEOs to align executive and stockholder interests and enhance stockholder value. In addition, these awards assist in attracting and retaining our NEOs. In 2016, we issued three types of RSUs to our NEOs: PRSUs that vest based upon our performance against established financial metrics; Time-Vesting RSUs that vest based on continued employment with us; and TSR-Based RSUs that vest based on how our stock performs relative to an established peer group over a three-year period. The chart below explains why we granted each award type to our NEOs in 2016.

Type of RSU	Why We use This Type of RSU	Vesting Schedule	Weighting
PRSUs	By tying vesting to achievement against revenue and non-GAAP earnings per share*, we align our executives’ compensation with core financial metrics that we believe are meaningful indicators of our corporate performance.	3-year cliff	40%
Time-Vesting RSUs	RSUs that vest over the passage of time provide compensation certainty that helps retain our NEOs and incent them to enhance stockholder value.	1/3 annually over 3 years	40%
TSR-Based RSUs	TSR-Based RSUs directly align our executives’ compensation with how our stock price has performed relative to our peer group, enhancing the alignment of management and investor interests.	3-year cliff	20%

*	Refer to “Financial Metrics Definitions” below for an explanation of the calculation of this measure.

The Compensation Committee sets each NEO’s target equity award value based on market data, internal equity considerations and job responsibilities and duties. On average, our NEOs’ 2016 target equity grant values were at market median. The target 2016 long-term equity incentive values for our NEOs were:

Name	Target Value for PRSUs (Achievement at Target)	Target Value for Time-Vesting RSUs	Target Value for TSR- Based RSUs (Achievement at Target)	Total
Dr. Leighton	$3,400,000	$3,400,000	$1,700,000	$8,500,000
Mr. Benson	$920,000	$920,000	$460,000	$2,300,000
Dr. Blumofe	$920,000	$920,000	$460,000	$2,300,000
Mr. McConnell	$1,400,000	$1,400,000	$700,000	$3,500,000
Mr. Wheaton	$920,000	$920,000	$460,000	$2,300,000

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PRSUs. Each NEO has the opportunity to earn between 0% and 200% of his or her target PRSUs based on achievement against annual revenue and non-GAAP earnings per share performance targets for each of 2016, 2017 and 2018. One-third of an NEO’s 2016 PRSUs may be earned over each one-year period. At the beginning of each year, the Compensation Committee sets the performance targets for the year. After the conclusion of the year and the Compensation Committee’s certification of achieved performance, however, vesting of PRSUs earned only occurs on the date of the Compensation Committee’s certification of our financial results for 2018.

In structuring our PRSUs, we sought to achieve a balance between the desire to incorporate specific performance-based components in the long-term incentive compensation for NEOs with an acknowledgment of the difficulties inherent in establishing long-term performance goals in our industry where traffic and other trends are outside of our control and consistently unpredictable. Although we carefully considered the implications of using one-year performance periods as opposed to a single three-year period, we ultimately determined that any related issues were outweighed by the desire to avoid any unintended consequences of motivating the wrong behavior or limiting Akamai’s flexibility as a result of outdated or inapplicable long-term goals.

Because the PRSUs include annual financial goals, the values reported in the Summary Compensation Table below are different than the target values set forth in the tables above. Financial Accounting Standards Board ASC Topic 718 requires that the value of the PRSUs reported in the Summary Compensation Table include only that portion of the value of the PRSUs for which annual financial performance metrics were established during fiscal 2016 based on probable achievement of such metrics. As a result, for the 2016 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metrics for fiscal 2017 or fiscal 2018. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2017 and fiscal 2018, respectively, when the financial metrics are established.

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The chart below shows the applicable 2016 performance metrics and our achievement against them:

2016 PRSU Targets and Results
Metric	% Weighting	Why We Use This Metric	2016 Target	2016 Actual	Achievement % Against Target	% of PRSUs Earned Against Target
Revenue (adjusted for foreign currency)*	50%	Revenue is a fundamental measure of our performance against our long-term growth strategy.	$2.38 billion	$2.32 billion	97.4%	74.4%
Non-GAAP Earnings per Share*	50%	Non-GAAP earnings per share is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non-cash as well as the impact of income taxes; we use it as a performance target to align our executives’ interests with those of our investors.	$2.59/per share	$2.65/per share	102.4%	123.9%
Overall Payout as a % Against Target						99.2%

*	Refer to “Financial Metrics Definitions” below for an explanation of the calculation of this measure.

TSR-Based RSUs. Each NEO has the opportunity to earn between 0% and 200% of his or her target TSR-Based RSU award based on the three-year performance of our stock price relative to that of companies in the S&P 500 Information Technology Index (or any successor thereto) as of January 1, 2016. The number of TSR-Based RSUs earned and vested is based upon the percentile ranking of our TSR within the Index Group at the conclusion of the three-year performance period ending on December 31, 2018. TSR is calculated on a per share basis as the quotient of (i) (Ending Price plus Dividends per Share Paid minus Beginning Price), divided by (ii) the Beginning Price, where Ending Price means the average closing stock price of one share of our common stock over the 90 trading days immediately preceding January 1, 2019; Dividends per Share Paid means cumulative dividends per share of common stock paid by us between January 1, 2016 through

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December 31, 2018; and Beginning Price means the average closing stock price of one share of our common stock over the 90 trading days immediately preceding January 1, 2016. TSR-Based RSUs, to the extent earned, will vest following the Compensation Committee’s certification of our financial results for 2018.

*     *     *

In 2015, we granted to each of our NEOs similar performance-based RSUs that could be earned based on achieved performance against pre-determined performance metrics over a two-year performance period (2015-2016). The chart below shows actual performance against target and the percentage of target payout earned by each NEO. To the extent earned, these performance-based RSUs will vest 50% in 2017 and 50% in 2018.

Metric	Weighting	Target Performance (2015-2016)	Actual Performance (2015-2016)	Achievement % Against Target
Operating Free Cash Flow	25%	$1.17 billion	$1.11 billion	94.5%
Web Performance, Security, Emerging Products and Carrier Solutions Revenue	50%	$2.34 billion	$2.31 billion	98.7%
Media Delivery and Services Revenue	25%	$2.64 billion	$2.28 billion	86.4%

Based on such performance, the overall weighted average payout as against target was 64.5%.

How We Select and Use Peer Groups

The Compensation Committee works closely with Meridian Compensation Partners, or Meridian, our independent compensation consultants, to establish the peer group we use in reviewing and setting executive compensation for the upcoming year. Meridian provides research data, and the Compensation Committee also considers input from Akamai executives and members of the Board on the competitive landscape in our industry and adjacent ones. We adhere to the following key principles to establish our peer group:

🌑	Consistency. Peer group composition should remain relatively stable year over year.

🌑	Competitors. Peer group companies should reflect Akamai’s competitors for executive talent as well as in business (including investment capital).

🌑	Similarity in Size. Peer group companies should be of a similar size; we generally consider revenue and market capitalization.

🌑	Statistical Validity. Peer group should include enough data points to develop statistically valid data. We generally expect to include approximately 20 companies in our peer group.

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As we considered companies to include in our peer group, we identified a number of companies with which we compete for executive talent that are larger than Akamai. Failing to consider the practices of these companies would not allow us to structure our compensation programs effectively. To address this, the Compensation Committee approved and adopted two peer groups for use in connection with setting 2016 compensation.

Benchmarking Peer Group

The benchmarking peer group is comprised of companies of similar size and industry as Akamai. The Compensation Committee reviewed compensation data for executives with comparable positions at these benchmarking peer group companies to gauge the reasonableness and competitiveness of each of our NEO’s total compensation as well as to inform the design of our programs. Our benchmarking peer group consisted of the following companies:

Adobe Systems	Autodesk	Brocade Communications
CA	Ciena	Citrix Systems
Equinix	F5 Networks	IAC/Interactive Group
Juniper Networks	LinkedIn	Nuance Communications
PTC	Rackspace Hosting	Red Hat
Salesforce.com	Twitter	VeriSign
VMWare	Yahoo!

The Compensation Committee established this benchmarking peer group in mid-2015 for use in setting 2016 compensation. Akamai’s revenue for 2016 was $2.34 billion, and our market capitalization at the end of that year was $11.6 billion. The median 2016 revenue for our benchmarking peer group was approximately $2.87 billion, and the median market capitalization for the group at the end of that year was $11.2 billion.

Design Reference Peer Group

In addition to the benchmarking peer group, the Compensation Committee approved a supplemental design reference peer group to provide it with further information on competitive market practices. The companies in the design reference peer group consistently provide the greatest challenges for Akamai in competing for talent even though they are considerably larger than us so would not be appropriate for the benchmarking peer group at this time. The Compensation Committee used data derived from the design reference peer group to inform our incentive plan design, pay mix, long-term incentive vehicles and other practices. The Compensation Committee believes that understanding design reference peer group data helps us to successfully attract and retain experienced and talented individuals who are critical to our long-term success.

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Our 2016 design reference peer group consisted of the following companies:

Amazon.com	Apple	Cisco Systems
EBay	EMC	Facebook
Google	Microsoft	Netflix
Oracle

Target Compensation Philosophy

Our philosophy is generally to target each NEO’s total direct compensation (i.e., the sum of base salary, target annual cash incentive bonus and target value of long-term incentives) at the 50th percentile of our benchmarking peer group; however, the Compensation Committee may ultimately set an NEO’s total direct compensation at a level above or below the 50th percentile based non-market data factors.

In determining 2016 compensation levels for each NEO, the Compensation Committee took into account a number of factors beyond market data, including long-term retention objectives, individual and corporate performance, complexity of job roles and the highly-competitive marketplace for executives with the skills and expertise of our NEOs.

The Compensation Committee set 2016 total direct compensation for Messrs. Leighton, Benson, McConnell and McConnell at approximately the 50th percentile of the benchmarking peer group. Dr. Blumofe’s 2016 total direct compensation was below the median; however, he received a compensation increase in 2017 to bring his compensation more in line with the peer group median.

We also structure and balance the different elements of compensation to reflect trends across our design reference peer group.

Our Executive Compensation Process

The Compensation Committee constructs our executive compensation program with input from Meridian and our Chief Executive Officer. We establish the annual compensation packages for our executive officers at the beginning of each year after an extensive process of analysis and review of competitive trends, assessment of prior compensation programs to understand their effectiveness and results, consideration of the peer group practices we use, performance evaluations, and investor input that occurs during the third and fourth quarters of the prior year.

Role of the Compensation Committee

The Compensation Committee sets the compensation for each of our Named Executive Officers and other senior executives. It establishes the financial metrics for performance-based awards based on Akamai’s operating plans and long-term strategy approved by the Board and then assesses performance against those targets in later years. For NEOs other than our CEO, the Compensation Committee reviews Dr. Leighton’s evaluation of his direct

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reports’ performance and establishes compensation levels and opportunities. The full Board makes the determination of our CEO’s performance when setting his compensation levels and opportunities.

The Compensation Committee makes judgments about the role of each executive in the pursuit and achievement of our corporate and strategic objectives. Typically, these judgments involve qualitative, rather than quantitative, evaluations of each individual’s past performance and expectations about future contributions. We believe that it is important to reward excellence, leadership and outstanding long-term company performance through compensation arrangements designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

The Compensation Committee approves and grants all equity incentive awards to our NEOs. In general, annual executive compensation determinations are made at the scheduled Compensation Committee meeting in January or February of each year. Equity incentive awards to newly-hired executive officers are generally approved at the first regularly-scheduled Compensation Committee meeting following the individual’s date of hire. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may approve equity awards to our executive officers at other times during the year. The Compensation Committee sets a dollar value for each executive RSU award that is granted as part of our compensation program; the number of RSUs granted is determined on the second business day following the public announcement of our earnings results for the most recently-completed quarter based on the closing sale price of our stock on that date. We believe that it is appropriate to grant our annual executive equity awards after such earnings results announcements, a time when the Board and the executives are not in possession of material nonpublic information about the prior quarter’s financial performance and after the market has had an opportunity to absorb such information.

The Compensation Committee retains, but we do not currently expect that it will exercise in the future, discretion to waive the achievement of stated corporate performance targets as a condition to payment of cash incentive bonuses.

Role of our Chief Executive Officer

Annually, the Chief Executive Officer evaluates the performance of the other NEOs and sets expectations for their roles in the upcoming year. He makes a recommendation to the Compensation Committee as to proposed salary, bonus and equity incentive compensation for the coming year for these NEOs. With respect to his own compensation, the CEO conducts a self-assessment of prior year performance. The Board (without the participation of the CEO) then discusses and evaluates the Chief Executive Officer’s performance. The Compensation Committee is the ultimate decision-maker with respect to the compensation of our Chief Executive Officer and other NEOs.

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Role of Independent Compensation Consultants

Our Compensation Committee considered advice provided by Meridian in establishing our 2016 executive compensation program. Meridian is retained by and reports directly to the Chair of the Compensation Committee. Meridian was first retained by the Compensation Committee in 2011. Since then, Meridian has provided the following services to the Compensation Committee: (i) recommending a peer group of companies, (ii) assisting the Compensation Committee in understanding compensation levels of executive officers in the benchmarking peer group, (iii) assisting the Compensation Committee in understanding compensation design practices of companies in the design reference group, (iv) reviewing the value of equity compensation previously granted to executives, (v) developing a long-term executive compensation strategy and related services. Meridian has not provided us with any services during fiscal years 2011 through 2016 beyond providing advice or recommendations on the amount or form of executive and director compensation. The Compensation Committee determined that Meridian was independent of management throughout this period.

How We Considered the 2016 “Say-on-Pay” Advisory Vote on Executive Compensation

The Compensation Committee has consistently strived to balance the need to offer competitive executive compensation with what it believes is in the long-term best interests of Akamai and our stockholders. The Compensation Committee takes seriously stockholder input. We consider that input, best practices and the competitive environment to develop compensation programs that are designed to support our short- and long-term success without encouraging excessive risk-taking.

At our 2016 Annual Meeting of Stockholders, we held an advisory vote on our 2015 executive compensation program, and 90% of the votes were cast in support of the program.

Taking into account feedback we have received from investors, we made the following changes to our executive compensation programs in recent years:

🌑	Introduced a relative stock price metric

🌑	Increased the emphasis on PRSUs and TSR-Based RSUs to 60% of the target value of executive equity awards

🌑	Eliminated the subjective component of our cash incentive plan

🌑	Adopted a compensation recovery, or clawback, policy

🌑	Moved away from the issuance of stock options to our executives and directors

🌑	Amended our Change in Control Agreements to eliminate single-trigger vesting for RSUs granted after 2015 except where an acquirer would cancel the awards

How We Evaluate and Address Risk in Our Compensation Policies and Practices

Annual Risk Assessment

Annually, the Compensation Committee asks management and Meridian to review with it the potential risks associated with the structure and design of various Akamai compensation plans. The analysis includes assessing executive and non-executive compensation programs, with particular emphasis on incentive compensation plans, including sales compensation, against key risks that our company faces. Our review takes into account changes in compensation programs, as well as new risks we identify. In addition, our compensation plans and programs operate within strong governance and review structures that serve and support risk mitigation. In particular, we believe the following factors mitigate any components of our compensation programs that would encourage excessive risk taking:

🌑	Significant weighting towards long-term incentive compensation discourages short-term risk-taking

🌑	Performance goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation

🌑	Cash incentive awards and PRSU payouts for NEOs are capped by the Compensation Committee

🌑	Stock ownership requirements align the interests of management with those of our stockholders

🌑	Our executives are granted a mix of different types of compensation awards

🌑	Our controls and procedures are designed to provide checks and balances to ensure that one individual or a small group of individuals cannot engage in activities that expose us to excessive risks without having received approvals from other areas of the business or senior management

In reviewing our compensation policies and practices for all employees, the Compensation Committee determined that they do not create risks that are reasonably likely to have a material adverse effect on Akamai.

Compensation Recovery Policy

In 2014, the Compensation Committee adopted a Compensation Recovery Policy that is applicable to our NEOs and other members of senior management. The policy provides that the Compensation Committee may require a covered person who engages in detrimental conduct (e.g., committing a felony, gross negligence or willful misconduct with respect to our financial statements) to reimburse us for all, or a portion of, any bonus, incentive payment, equity-based award or other compensation received by him or her during the 12 months preceding such detrimental conduct and remit to us any profits

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realized by him or her from the sale of Akamai securities during such 12-month period. In addition, if we need to restate our reported financial results to correct a material accounting error due to material noncompliance with a financial reporting requirement under U.S. securities laws, the Compensation Committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) to such individual during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

Stock Ownership Requirements

Our executive officers are subject to minimum stock ownership requirements. Our Chief Executive Officer must hold shares of our common stock with a value at least equal to six times his annual base salary. Other Named Executive Officers must hold shares of our common stock with a value at least equal to two times their annual base salary. A senior executive’s stock ownership includes all shares of our common stock owned by the individual outright or held in trust for the senior executive and his or her immediate family and any shares of Akamai common stock in employee plans, but not the executive officer’s unvested or unexercised equity.

If a senior executive fails to meet the ownership guidelines under the review procedures set forth in the guidelines as of the end of a five-year qualification period, he or she will not be permitted to sell shares of Akamai stock until such time as he or she has exceeded the required minimum ownership level. As of February 28, 2017, all of our Named Executive Officers had either satisfied the minimum ownership requirement or are on track for compliance within the timeline for compliance set forth in the guidelines.

Anti-Hedging Policy

We have an insider trading policy that is applicable to all of our employees, consultants and members of our Board of Directors. The policy prohibits those individuals and certain related persons from engaging in any speculative transactions involving our stock including the following activities: use of Akamai’s securities to secure a margin loan; short sales of our securities; buying or selling puts or calls on Akamai’s securities; transactions in publicly-traded options relating to our securities (i.e., options that are not granted by Akamai); and other transactions involving financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. In addition, Akamai’s executive officers and members of the Board of Directors may not pledge Akamai securities as collateral for a loan.

Severance Arrangements

We believe that having in place reasonable and competitive employee severance plans is essential to attracting and retaining highly-qualified executives. Akamai’s severance arrangements are designed to provide reasonable compensation to departing executives under certain circumstances to facilitate an executive’s transition to new employment. We seek to mitigate any potential employer liability and avoid future disputes or litigation by

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requiring the executive to sign a separation and release agreement acceptable to Akamai as a condition to receiving severance benefits.

We do not consider specific amounts payable under the severance arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive. In determining payment and benefit levels under the various circumstances triggering the provision of benefits under employment and severance agreements, the Compensation Committee has drawn a distinction between voluntary terminations or terminations for cause, and terminations without cause or as a result of a change in control. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination for cause or voluntary resignation because such events often reflect either inadequate performance or an affirmative decision by the executive to end his or her relationship with Akamai.

We have change in control agreements in place with each of our Named Executive Officers (except in the case of Dr. Leighton, who is part to an employment offer letter agreement). We believe that these agreements are designed to align the interests of management and stockholders when considering the long-term best future for Akamai. The primary purpose of these arrangements is to keep senior executives focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition benefits should serve the interests of both the executive and our investors.

In 2012, we amended our Executive Severance Pay Plan and Change in Control Agreements that we have with several of our Named Executive Officers. We also adopted new forms of stock option and RSU grant agreements. These changes primarily accomplished the following:

🌑	Eliminated excise tax gross ups from existing agreements

🌑	Replaced single-trigger vesting for stock options and time-vesting RSUs beginning in July 2012 with a requirement that the individual’s employment be terminated (including through constructive discharge) following a change in control

🌑	Eliminated the perpetual terms of executive Change in Control Agreements, thus providing flexibility to the Compensation Committee to revisit the benefits and other terms of these arrangements in response to future events

In 2015, we amended our Change in Control Agreements that we have with our Named Executive Officers, as well as our employment letter agreement with Dr. Leighton, to eliminate single-trigger vesting of performance-based equity awards upon a change in control of Akamai unless such awards are not assumed by the acquiring entity. If they are assumed, such awards convert to time-based vesting awards based on an assumed target-level of performance.

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We believe that these changes are consistent with the preferences of our largest investors and with emerging market practices.

See “Post-Employment Compensation and Other Employment Agreements” below for a discussion of the specific severance and change in control benefits payable to our Named Executive Officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the three other officers (other than the Chief Executive Officer and Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met under Section 162(m) of the Code.

In 2013, the stockholders approved the 2013 Stock Incentive Plan, which allows for equity and cash-based awards that are intended to constitute qualified performance-based compensation. The Compensation Committee reviews the potential effect of Section 162(m) periodically and may structure the incentive compensation granted under the 2013 Stock Incentive Plan to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m).

There can be no assurance that any compensation attributable to these incentive awards will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit when the Compensation Committee believes such payments are appropriate and in the best interests of Akamai and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Financial Metrics Definitions

Below are definitions of the financial metrics we used in our 2016 performance-based compensation programs:

“Revenue” means revenue calculated in accordance with GAAP, adjusted for the impact of fluctuations in foreign currency exchange rates.

“Non-GAAP Operating Income” means our annual GAAP operating income excluding amortization of intangible assets, stock-based compensation, restructuring charges and benefits, acquisition-related costs and similar items excluded by us in determining non-GAAP income from operations in issuing our public earnings announcements; adjusted for the impact of fluctuations in foreign currency exchange rates.

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“Non-GAAP Earnings per Share” means our non-GAAP net income for the applicable fiscal year (adjusted for constant currency) divided by our diluted weighted average shares outstanding. Non-GAAP net income per share is GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements and costs incurred with respect to Akamai’s internal investigation relating to sales practices in a country outside the U.S.; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time).

“Operating Free Cash Flow” means our consolidated cumulative net income before interest, income taxes, depreciation and amortization, equity-related compensation expense, restructuring charges and benefits, certain gains and losses on equity investments, and similar items excluded by us in determining adjusted EBITDA less annual cash capital expenditures, which include purchases of property and equipment and capitalized internal-use software but exclude capitalized stock-based compensation, adjusted for the impact of fluctuations in foreign currency exchange rates.

*    *    *

Compensation Committee Report

The Compensation Committee of our Board of Directors:

(1) has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation S-K under the Exchange Act with management; and

(2) based on the review and discussion referred to in paragraph (1) above, the members of the Compensation Committee have recommended to the Board of Directors the inclusion of this Compensation Discussion and Analysis in this Proxy Statement for the 2017 Annual Meeting of Stockholders.

The Compensation Committee

Bernardus Verwaayen - Chair

Pamela Craig

Monte Ford

Daniel Hesse

Jonathan Miller

Steven Scopellite

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Summary Compensation Table

The following table sets forth information with respect to compensation paid to our Named Executive Officers during the years ended December 31, 2016, 2015 and 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
F. Thomson Leighton	2016	1	—	6,258,768	1	—	6,258,770
Chief Executive	2015	1	—	8,499,916	1	—	8,499,917
Officer	2014	1	—	7,499,986	2	—	7,499,989
James Benson	2016	467,308	—	1,693,549	334,642	—	2,495,499
Chief Financial	2015	443,076	—	2,099,886	297,528	1,858	2,842,348
Officer	2014	418,569	—	1,999,958	545,004	603	2,964,134
Robert Blumofe	2016	446,538	—	1,693,549	282,149	—	2,422,236
EVP – Platform and	2015	421,693	—	1,699,889	249,855	—	2,371,437
GM Enterprise and Carrier Division	2014	392,731	—	1,299,945	511,710	450	2,204,836
Rick McConnell	2016	550,385	—	2,577,140	463,687	—	3,591,212
President and GM Web Performance Division	2015 2014	525,847 510,962	— —	3,249,930 2,999,938	407,008 887,814	1,476 467	4,184,261 4,399,181
William Wheaton	2016	436,154	—	1,693,549	275,587	—	2,405,290
EVP and GM Media Division

(1)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officer during the applicable year. The assumptions we use in calculating these amounts are discussed in Note 15 of the notes to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.
(2)	Includes both time-vested RSUs and performance-based RSUs (at target). The value of all stock awards issued in 2014 assuming vesting of the maximum number of performance-based RSUs would be as follows: Dr. Leighton—$11,999,977; Mr. Benson—$3,199,933; Dr. Blumofe—$2,079,934; and Mr. McConnell—$4,799,900. The value of all stock awards issued in 2015 assuming vesting of the maximum number of performance-based RSUs would be as follows: Dr. Leighton—$13,599,851; Mr. Benson—$3,359,831; Dr. Blumofe—$2,719,822; and Mr. McConnell—$5,199,901.
(3)	For our 2016 PRSUs, because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. The amounts for fiscal 2016 represent the grant date fair value for the PRSUs at target for the fiscal 2016 tranche of such awards. It excludes shares that may earned based on performance against 2017 and 2018 targets. The value of these PRSUs assumes vesting of the target number of PRSUs and vesting of the maximum number of PRSUs, in each case across 2016, 2017 and 2018 performance periods, is as follows: Dr. Leighton—$3,399,997 and $6,799,993, respectively; Mr. Benson—$919,999 and $1,839,998, respectively; Dr. Blumofe—$919,999 and $1,839,998, respectively; Mr. McConnell—$1,399,999 and $2,799,997, respectively; and Mr. Wheaton—$919,999 and $1,839,998, respectively. The value of TSR-Based RSUs issued in 2016 assuming vesting of the maximum number of such RSUs would be as follows: Dr. Leighton—$3,450,879; Mr. Benson—$933,767; Dr. Blumofe—$933,767; Mr. McConnell—$1,420,950; and Mr. Wheaton—$933,767.

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2016 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our Named Executive Officers during the year ended December 31, 2016. All equity awards were issued under the 2013 Stock Incentive Plan.

Name/Award	Grant Date	Date of Appro- val of Grant if Different from Grant Date (1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards (2)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dr. Leighton
PRSUs (3)	2/11/16	2/3/16	—	—	—	—`	23,063	46,127	—	—	—	1,133,332
Time-Vesting RSUs (4)	2/11/16	2/3/16	—	—	—	—	—	—	69,190	—	—	3,399,997
TSR-Based RSUs (5)	2/11/16	2/3/16	—	—	—	8,648	34,595	69,190	—	—	—	1,725,439
Cash Incentive Plan (6)	2/3/16	—	—	1	2	—	—	—	—	—	—	—
Mr. Benson
PRSUs (3)	2/11/16	2/3/16	—	—	—	—	6,241	12,481	—	—	—	306,666
Time-Vesting RSUs (4)	2/11/16	2/3/16	—	—	—	—	—	—	18,722	—	—	919,999
TSR-Based RSUs (5)	2/11/16	2/3/16	—	—	—	2,340	9,361	18,722	—	—	—	466,884
Cash Incentive Plan (6)	2/3/16	—	—	397,212	794,424	—	—	—	—	—	—	—
Dr. Blumofe
PRSUs (3)	2/11/16	2/3/16	—	—	—	—	6,241	12,481	—	—	—	306,666
Time-Vesting RSUs (4)	2/11/16	2/3/16	—	—	—	—	—	—	18,722	—	—	919,999
TSR-Based RSUs (5)	2/11/16	2/3/16	—	—	—	2,340	9,361	18,722	—	—	—	466,884
Cash Incentive Plan (6)	2/3/16	—	—	334,904	669,808	—	—	—	—	—	—	—
Mr. McConnell
PRSUs (3)	2/11/16	2/3/16	—	—	—	—	9,497	18,993	—	—	—	466,666
Time-Vesting RSUs (4)	2/11/16	2/3/16	—	—	—	—	—	—	28,490	—	—	1,399,999
TSR-Based RSUs (5)	2/11/16	2/3/16	—	—	—	3,561	14,245	28,490	—	—	—	710,475
Cash Incentive Plan (6)	2/3/16	—	—	550,385	1,100,770	—	—	—	—	—	—	—
Mr. Wheaton
PRSUs (3)	2/11/16	2/3/16	—	—	—	—	6,241	12,481	—	—	—	306,666
Time-Vesting RSUs (4)	2/11/16	2/3/16	—	—	—	—	—	—	18,722	—	—	919,999
TSR-Based RSUs (5)	2/11/16	2/3/16	—	—	—	2,340	9,361	18,722	—	—	—	466,884
Cash Incentive Plan(6)	2/3/16	—	—	327,115	654,230	—	—	—	—	—	—	—

(1)	Equity awards were approved by the Compensation Committee on February 3, 2016, but the grants were not effective or priced until February 11, 2016, the second business day following the release of our 2015 earnings results.

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(2)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the Named Executive Officer during 2016 and assumes target level of achievement for both types of performance-based awards. The assumptions we use in calculating these amounts are discussed in Note 15 of the notes to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.
(3)	Consists of PRSUs eligible for vesting in 2019. Grant date fair value is calculated based on number of shares issuable at target achievement level. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. The amounts for fiscal 2016 represent the grant date fair value for the PRSUs at target for the fiscal 2016 tranche of such awards. It excludes shares that may be earned based on performance against 2017 and 2018 targets.
(4)	Time-vesting RSUs vest in three equal annual installments over a three-year period from the date of grant.
(5)	Consists of TSR-Based RSUs eligible for vesting in 2019. Grant date fair value is calculated based on number of shares issuable at target achievement level using the Monte Carlo simulation model.
(6)	Consists of performance-based cash incentive plan bonus awards. Actual amounts awarded are set forth in the Summary Compensation Table above.

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Outstanding Equity Awards at December 31, 2016

The following table sets forth information with respect to outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2016:

		Option Awards				Stock Awards
Name/Award	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Dr. Leighton
Stock Options	2/8/2013	110,282	—	35.42	2/8/2020	—	—	—	—
2014 Time-Vesting RSUs (3)	2/7/2014	—	—	—	—	17,656	1,177,302	—	—
2014 PRSUs (4)	2/7/2014	—	—	—	—	44,094	2,940,188	—	—
2015 Time-Vesting RSUs (3)	2/12/2015	—	—	—	—	33,536	2,236,180	—	—
2015 PRSUs (4)	2/12/2015	—	—	—	—	48,668	3,245,182	—	—
2016 Time-Vesting RSUs (3)	2/11/2016	—	—	—	—	69,190	4,613,589	—	—
2016 PRSUs (5)	2/11/2016	—	—	—	—	22,879	1,525,572	46,126	3,075,682
2016 TSR-Based RSUs (6)	2/11/2016	—	—	—	—	—	—	8,648	576,649
Mr. Benson
Stock Options	2/8/2013	7,843	—	35.42	2/8/2020	—	—	—	—
2014 Time-Vesting RSUs (3)	2/7/2014	—	—	—	—	4,709	313,996	—	—
2014 PRSUs (4)	2/7/2014	—	—	—	—	11,758	784,023	—	—
2015 Time-Vesting RSUs (3)	2/12/2015	—	—	—	—	8,285	552,444	—	—
2015 PRSUs (4)	2/12/2015	—	—	—	—	12,023	801,694	—	—
2016 Time-Vesting RSUs (3)	2/11/2016	—	—	—	—	18,722	1,248,383	—	—
2016 PRSUs (5)	2/11/2016	—	—	—	—	6,191	412,816	12,481	832,233
2016 TSR-Based RSUs (6)	2/11/2016	—	—	—	—	—	—	2,340	156,031

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		Option Awards				Stock Awards
Name/Award	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Dr. Blumofe
2014 Time-Vesting RSUs (3)	2/7/2014	—	—	—	—	3,061	204,107	—	—
2014 PRSUs (4)	2/7/2014	—	—	—	—	7,643	509,635	—	—
2015 Time-Vesting RSUs (3)	2/12/2015	—	—	—	—	6,707	447,223	—	—
2015 PRSUs (4)	2/12/2015	—	—	—	—	9,733	648,996	—	—
2016 Time-Vesting RSUs (3)	2/11/2016	—	—	—	—	18,722	1,248,383	—	—
2016 PRSUs (5)	2/11/2016	—	—	—	—	6,191	412,816	12,481	832,233
2016 TSR-Based (6)	2/11/2016	—	—	—	—	—	—	2,340	156,031
Mr. McConnell
Stock Options	11/1/2011	8,964	—	26.64	11/1/2018	—	—	—	—
Stock Options	2/10/2012	2,793	—	38.43	2/10/2019	—	—	—	—
Stock Options	2/8/2013	36,612	—	35.42	2/8/2020	—	—	—	—
2014 Time-Vesting RSUs (3)	2/7/2014	—	—	—	—	7,063	470,961	—	—
2014 PRSUs (4)	2/7/2014	—	—	—	—	17,637	1,176,035	—	—
2015 Time-Vesting RSUs (3)	2/12/2015	—	—	—	—	12,823	855,038	—	—
2015 PRSUs (4)	2/12/2015	—	—	—	—	18,608	1,240,781	—	—
2016 Time-Vesting RSUs (3)	2/11/2016	—	—	—	—	28,490	1,899,713	—	—
2016 PRSUs (5)	2/11/2016	—	—	—	—	9,421	628,192	18,993	1,266,453
2016 TSR-Based RSUs (6)	2/11/2016	—	—	—	—	—	—	3,561	237,447

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		Option Awards				Stock Awards
Name/Award	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Wheaton
Stock Options	2/8/2013	3,922	—	35.42	2/8/2020	—	—	—	—
2014 Time-Vesting RSUs (3)	2/7/2014	—	—	—	—	2,355	157,031	—	—
2014 PRSUs (4)	2/7/2014	—	—	—	—	5,879	392,012	—	—
2015 Time-Vesting RSUs (3)	2/12/2015	—	—	—	—	4,735	315,730	—	—
2015 PRSUs (4)	2/12/2015	—	—	—	—	6,871	458,158	—	—
2015 RSUs (7)	7/22/2015	—	—	—	—	3,224	214,976	—	—
2016 Time-Vesting RSUs (3)	2/11/2016	—	—	—	—	18,722	1,248,383	—	—
2016 PRSUs (5)	2/11/2016	—	—	—	—	6,191	412,816	12,481	832,233
2016 TSR-Based RSUs (6)	2/11/2016	—	—	—	—	—	—	2,340	156,031

(1)	Unless otherwise noted, stock options granted prior to January 1, 2012 vest over four years with 25% vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments of 6.25% thereafter; stock options granted after January 1, 2012 vest over three years with one-third vesting on each of the first, second and third anniversaries of the date of grant.
(2)	Based on the $66.68 closing sale price of our common stock on December 30, 2016 as reported by the NASDAQ Global Select Market.
(3)	Consists of time-vesting RSUs that vest in three equal annual installments on the first, second and third anniversaries of the date of grant.
(4)	Consists of performance-based RSUs and reflects the actual number of shares earned based on performance; such shares vest in two equal installments; 50% on the date that financial results are certified by the Compensation Committee and 50% on the first anniversary thereof.
(5)	Consists of performance-based RSUs issuable based on achievement against two targets for each of 2016, 2017 and 2018; such shares, if issued, vest on the date that financial results for 2018 are certified by the Compensation Committee. Reflects actual number of shares earned based on performance against 2016 targets and target number of shares issuable in respect of performance against 2017 and 2018 targets.
(6)	Assumes threshold level of performance against target.
(7)	Consists of time-vesting RSUs that vest over a three-period; 33% on the date of grant and 8.375% each quarter thereafter.

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2016 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired upon exercise of stock options by our Named Executive Officers in 2016 and the value realized upon exercise as well as the value realized upon vesting of RSU awards in 2016.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (1) (c)	Number of Shares Acquired on Vesting (#) (2) (d)	Value Realized on Vesting ($) (3) (e)
Dr. Leighton	—	—	162,897	7,710,409
Mr. Benson	—	—	38,609	1,845,484
Dr. Blumofe	14,704	263,783	25,306	1,212,558
Mr. McConnell	20,000	817,200	64,860	3,069,485
Mr. Wheaton	—	—	21,873	1,067,506

(1)	Represents the amount realized from all option exercises during 2016 calculated based on the spread between the exercise price and the same day sales price.
(2)	Consists of RSUs vesting during 2016.
(3)	Calculated by multiplying the number of shares vested by the fair market value of one share of our common stock on the vesting date used to calculate taxable compensation to the executive.

Post-Employment Compensation and Other Employment Agreements

Severance Arrangements. Each of our Named Executive Officers, other than Dr. Leighton, is a participant in the Executive Severance Pay Plan, which we refer to herein as the Severance Plan. Under the Severance Plan, participants who are terminated for any reason other than “cause” (as defined in the Severance Plan) and have signed a separation and release agreement acceptable to Akamai are entitled to:

🌑	a lump sum payment equal to one year of the participant’s then-current base salary;

🌑	a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under Akamai’s then-current cash incentive plan, if any, in the year of the executive’s termination had both Akamai and the executive achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and

🌑	reimbursement of up to 12 times the monthly premium for continued health and dental insurance coverage.

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Executive Equity and Change in Control Agreements. As of December 31, 2016, each of our Named Executive Officers had entered into stock option grant agreements, change in control agreements (except in the case of Dr. Leighton) and RSU grant agreements that provide for acceleration of all or a portion of equity awards held by such executives upon a change in control of Akamai. Under the terms of the change in control agreements, in the event of a termination without cause, or a resignation for “good reason” (as defined in the agreement) within one year following a change in control of Akamai, such executives will receive full acceleration of stock options so that such stock options become 100% vested; full acceleration of time-vesting RSUs; a lump sum payment equal to one year of the executive’s then-current base salary; a lump sum payment equal to the annual incentive bonus at target that would have been payable to the executive under our cash incentive plan in effect immediately before the change in control event; and reimbursement for up to 12 months of health and dental insurance coverage. Under the terms of the agreements governing the performance-based RSUs granted in 2014 and 2015, upon a change in control, vesting shall accelerate at the target level of unvested performance-based RSUs that could be earned pro-rated based on the date on which the change in control occurs. For performance-based RSUs issued after 2015, upon a change in control, unvested performance-based RSUs that are assumed by an acquirer shall continue in place and be deemed to have been earned at target with the same vesting schedule. To the extent such RSUs are not assumed by the acquirer, they shall vest in full at the target level at the closing of the acquisition. See “Potential Payments Upon Termination or Change in Control” below for a description of the benefits payable to our Named Executive Officers upon a change in control of Akamai. Under the terms of time-vesting RSUs, such RSUs vest in full upon the death or permanent disability of the executive.

Dr. Leighton’s Employment Offer Letter Agreement. In February 2013, we entered into a letter agreement with Dr. Leighton in connection with him becoming our Chief Executive Officer; the agreement was amended in November 2015 to eliminate single-trigger vesting of assumed performance-based RSUs following a change in control for awards issued after that date. The amended agreement provides that, in addition to his annual salary, Dr. Leighton is eligible to receive an incentive bonus in any year that Akamai enters into a bonus plan for its senior executive team. Either Akamai or Dr. Leighton may terminate the agreement upon 30 days’ advance written notice to the other party; provided however, that in the event Dr. Leighton is terminated for “cause” (as defined in the letter agreement), Akamai may elect to pay Dr. Leighton an amount equal to 30 days of his then-current salary in lieu of providing him 30 days’ notice of the termination of his employment. If Dr. Leighton is terminated without cause or terminates his employment for “good reason” (as defined in the letter agreement) following a “change in control” (as defined in the letter agreement) of Akamai, he shall be entitled to:

🌑	accelerated vesting of any options and any time-vesting RSUs held by him;

🌑	pro rata vesting at target of performance-based RSUs held by him;

🌑	a lump sum cash payment equal to one year of his then-current base salary; and

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🌑	a lump sum cash payment equal to one year of his then-applicable annual incentive bonus at target.

If, outside of the change in control context, Dr. Leighton’s employment is involuntarily terminated for any reason other than cause or if he dies or becomes disabled, he shall be entitled to:

🌑	a lump sum cash payment equal to one year of his then-current base salary;

🌑	a lump sum cash payment equal to his then-applicable annual incentive bonus at target; and

🌑	a lump sum cash payment in an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment.

The letter agreement also provides that unless Akamai consents otherwise on a case by case basis, to ensure the maximum efficiency of Dr. Leighton’s business travel and to ensure his security on business travel, all of his air travel on Akamai business shall be via private air transportation; however, Dr. Leighton shall pay the costs of such airfare.

PRSUs Retirement Plan

The terms of our PRSUs and TSR-Based RSUs provide for vesting of such awards under certain circumstances upon the voluntary retirement of an executive. If a U.S. based executive is at least 55 years old at the time of retirement, the sum of his or her age plus years of service with the Company is greater than or equal to 70 and at least half of a performance period (under the terms of the applicable equity award) has been completed, then he or she is entitled to vest in a pro-rated number of shares based on our actual performance for the applicable period.

Death and Disability

Upon an executive’s death or permanent disability, all time-based vesting RSUs outstanding on such date shall vest as of such date and all PRSUs outstanding on such date shall vest, on a pro-rated basis, at the actual achievement level for completed performance periods (under the terms of the applicable equity award) and target achievement level for uncompleted periods.

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Potential Payments Upon Termination or Change in Control

The chart set forth below describes the estimated benefits provided under various circumstances that trigger payments or provision of benefits under Akamai’s Severance Plan and other arrangements. Payments would not be cumulative. The value of equity incentive awards for which vesting would accelerate is calculated as if the triggering event occurred on December 30, 2016. Our closing stock price on December 30, 2016 was $66.68. In addition to the amounts listed below, each NEO is eligible to receive a lump sum payment equal to the sum of 12 times the monthly premium for continued health and dental coverage in the event of a termination without cause including following a change in control of Akamai.

Name	Triggering Event	Cash Severance Payment ($)	Stock Option Acceleration ($)	Acceleration of Time- Vesting RSUs ($)	Acceleration of Performance- Based RSUs ($) (1)
Dr. Leighton	Voluntary Separation	—	—	—	—
	Involuntary Separation Without Cause	2	—	—	—
	Termination for Cause	—	—	—	—
	Change in Control Event	—	—	—	5,576,371
	Termination following a Change in Control (2)	2	—	8,027,072	6,920,384
	Death or Disability	—	—	8,027,072	7,883,186
Mr. Benson	Voluntary Separation	—	—	—	—
	Involuntary Separation Without Cause	832,500	—	—	—
	Termination for Cause	—	—	—	—
	Change in Control Event	—	—	—	1,426,700
	Termination following a Change in Control (2)	832,500	—	2,114,823	1,872,574
	Death or Disability	—	—	2,114,823	2,050,892

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Name	Triggering Event	Cash Severance Payment ($)	Stock Option Acceleration ($)	Acceleration of Time- Vesting RSUs ($)	Acceleration of Performance- Based RSUs ($) (1)
Dr. Blumofe	Voluntary Separation	—	—	—	—
	Involuntary Separation Without Cause	752,500	—	—	—
	Termination for Cause	—	—	—	—
	Change in Control Event	—	—	—	1,048,551
	Termination following a Change in Control (2)	752,500	—	1,936,120	1,872,574
	Death or Disability	—	—	1,936,120	1,672,743
Mr. McConnell	Voluntary Separation	—	—	—	—
	Involuntary Separation Without Cause	1,060,000	—	—	—
	Termination for Cause	—	—	—	—
	Change in Control Event	—	—	—	2,176,287
	Termination following a Change in Control (2)	1,060,000	—	3,225,712	2,849,570
	Death or Disability	—	—	3,225,712	3,126,090
Mr. Wheaton	Voluntary Separation	—	—	—	—
	Involuntary Separation Without Cause	735,000	—	—	—
	Termination for Cause	—	—	—	—
	Change in Control Event	—	—	—	804,290
	Termination following a Change in Control (2)	735,000	—	2,201,408	1,872,574
	Death or Disability	—	—	2,201,408	1,428,482

(1)	Includes both PRSUs and TSR-Based RSUs and assumes the company acquiring Akamai assumed such PRSUs and TSR-Based RSUs. For PRSUs and TSR-Based RSUs issued after 2015, there is no acceleration of vesting upon a change in control unless the acquiring company does not assume such awards.
(2)	Values associated with equity award acceleration in the event of termination following a change of control assume that acceleration provisions applicable upon the occurrence of a change in control event have already been triggered.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects the number of shares of our common stock that, as of December 31, 2016, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1) (c)
Equity Compensation Plans Approved by Security Holders (2)(3)	6,841,617	$37.31		8,103,974
Equity Compensation Plans not Approved by Security Holders (4)	16,624	$7.93		162,175
Total	6,858,241	$36.72	(5)	8,266,149

(1)	Includes 1,500,000 shares available for future issuance under the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended, which we refer to herein as the 1999 Employee Stock Purchase Plan. At our 2002 Annual Meeting of Stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase Plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.
(2)	Consists of stock options and other equity rights, such as DSUs and RSUs, issuable under the Akamai Technologies, Inc. Second Amended and Restated 1998 Stock Incentive Plan, which we refer to herein as the 1998 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan, the Akamai Technologies, Inc. 2006 Stock Incentive Plan, which refer to herein as the 2006 Stock Incentive Plan, the Akamai Technologies, Inc. 2009 Stock Incentive Plan, which we refer to herein as the 2009 Stock Incentive Plan and the 2013 Stock Incentive Plan. The 1998 Stock Incentive Plan expired in 2008; the 2006 Stock Incentive Plan expired in 2016; and the Akamai Technologies, Inc. 2001 Stock Incentive Plan, which we refer to herein as the 2001 Stock Incentive Plan expired in 2011; therefore, no additional shares are available for issuance under such plans. The Board of Directors has determined that no additional shares may be issued under the 2009 Stock Incentive Plan. Does not include the additional shares that would be added to the 2013 Stock Incentive Plan if our stockholder approve Item 2.
(3)

Excludes stock options to purchase up to 53,367 shares of our common stock. Such stock options, having a weighted average exercise price of $16.95 per share, were issued pursuant to stock plans assumed in

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connection with our acquisitions of the parent company of aCerno, Inc., Blaze Software, Inc. and Prolexic Technologies, Inc. No future equity awards may be issued under these plans.
(4)	RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account
(5)	Consists of stock options issuable under the Akamai Technologies, Inc. 2001 Stock Incentive Plan and the Cotendo Inc. Amended and Restated 2008 Stock Plan, which we refer to herein as the Cotendo Plan.

The following is a brief description of the material features of the equity compensation plans reflected in the chart above that were not approved by our stockholders:

Our 2001 Stock Incentive Plan allows for a total of 5,000,000 shares of our common stock, subject to adjustment in the event of a stock split or similar event, to be issued to our consultants, advisors and employees, including individuals who have accepted offers for employment with us; however, the 2001 Stock Incentive Plan excludes from participation all directors and all officers within the meaning of Section 16 of the Exchange Act and related rules. The 2001 Stock Incentive Plan provides for the granting of non-statutory stock options, restricted stock awards and other stock-based awards. A copy of the 2001 Stock Incentive Plan was filed with the Commission as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

In connection with our acquisition of Cotendo, Inc., we assumed unvested stock options issued by Cotendo on an as-converted basis of which 16,624 shares were outstanding at December 31, 2016. Each assumed option continues to have the same terms and conditions in effect prior to the acquisition, except that the number of shares received upon exercise of such assumed options and the exercise price thereof were adjusted in accordance with the transaction terms. RSUs from the Cotendo Plan representing 294,854 shares of Akamai common stock were granted to employees of Cotendo following the acquisition closing date in satisfaction of the terms of the merger agreement and to induce continued employment following the merger.

The Cotendo Plan allows for a total of 1,100,000 shares of our common stock subject to adjustment in the event of a stock split or similar event, to be issued to former employees of Cotendo who are now Akamai employees but who are not Akamai directors or officers within the meaning of Section 16 of the Exchange Act and related rules. The Cotendo Plan provides for the granting of stock options, restricted stock and RSUs. A copy of the Cotendo Plan was included as an exhibit to our Registration Statement on Form S-8 filed with the Commission on March 14, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, which we refer to herein as Section 16(a), requires our officers and directors, and holders of more than ten percent of a registered class of our equity securities, which we refer to herein collectively as reporting persons, to file reports of ownership and changes in ownership of such securities with the Commission. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

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Based solely on our review of copies of reports filed by reporting persons or written representations from such persons pursuant to Item 405 of Regulation S-K under the Exchange Act, we believe that during 2016, all filings required to be made by the reporting persons pursuant to Section 16(a) with respect to Akamai securities were made in accordance with Section 16(a), except that the grant of 7,689 RSUs to Mr. Hesse on August 10, 2016 was not reported until August 16, 2016.

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Part Three

Matters to be Voted Upon at the Annual Meeting

Item One

Election of Directors

At the Annual Meeting, stockholders will vote to elect the three nominees named in this Proxy Statement as Class III directors. Each of the Class III directors elected at the Annual Meeting will hold office until the 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Based on the recommendation of the N&G Committee, the Board of Directors has nominated Monte Ford, Frederic Salerno and Bernardus Verwaayen to serve as Class III directors for a term expiring at the 2020 Annual Meeting of Stockholders. The persons named in the enclosed proxy will vote to elect Monte Ford, Frederic Salerno and Bernardus Verwaayen unless a stockholder indicates that the shares should be voted against one or more of such nominees.

In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable or will decline to serve.

Board of Directors Recommendation

Our Board of Directors believes that approval of the election of Monte Ford, Frederic Salerno and Bernardus Verwaayen to serve as Class III directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR each of these nominees.

Item Two

Approval of Amendments to 2013 Stock Incentive Plan

Overview

In the opinion of Akamai’s Board of Directors, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On February 23, 2017, the Compensation Committee of Akamai’s Board of Directors adopted, subject to stockholder approval, an amendment to the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended to date, which we refer to as the 2013 Stock Incentive Plan, to increase by 7,500,000 the number of shares issuable thereunder.

If this amendment is approved, the 2013 Stock Incentive Plan would allow for the issuance of (i) up to 18,500,000 shares of our common stock plus (ii) up to 753,814 shares of

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common stock subject to awards that are outstanding as of February 28, 2017 under the 1998 Stock Incentive Plan, the 2006 Stock Incentive Plan and the 2009 Stock Incentive Plan, which we refer to collectively as the Existing Plans, that are terminated, canceled, surrendered or forfeited, to our employees, officers, directors, consultants and advisors in the form of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other stock-based awards as described below, which we refer to, collectively, as Awards.

The Compensation Committee has also approved 5 additional amendments to the 2013 Stock Incentive Plan that provide as follows:

🌑	No award may vest earlier than the first anniversary of its date of grant, unless such award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant (subject to an exception for Awards granted, in the aggregate, for up to 5% of shares authorized for issuance under the plan)

🌑	Dividends declared on unvested shares of restricted stock shall only be paid when the restrictions on such stock have lapsed

🌑	The Board of Directors may delegate to one of more of our officers the authority to grant equity awards, including restricted stock, to participants who are not executive officers

🌑	Amending the tax withholding provisions to reflect changes in applicable financial accounting rules that permit share withholding in excess of statutory minimum withholding obligations

🌑	Elimination of the cap on the number of awards other than stock options and stock appreciation rights that may be granted

Highlights of the 2013 Stock Incentive Plan

No liberal share counting	The 2013 Stock Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation rights, or SAR, or to satisfy tax withholding requirements with respect to any equity awards.

No repricing of stock options or SARs	The 2013 Stock Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.
No discounted stock options or SARs	All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

“Double-trigger” change in control vesting	If time-vesting awards granted under the 2013 Stock Incentive Plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

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Material amendments require stockholder approval	Stockholder approval is required prior to an amendment to the 2013 Stock Incentive Plan that would (i) materially increase the number of shares available, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate, or (iv) materially increase the benefits available to participants.

Administered by an independent committee	The 2013 Stock Incentive Plan is administered by the Compensation Committee, which is made up entirely of independent directors.
Awards subject to forfeiture/clawback	Awards under the 2013 Stock Incentive Plan are subject to recoupment under certain circumstances. See “Compensation Recovery Policy” discussion in Part Two of this Proxy Statement.

Minimum vesting requirements

All RSUs and options granted under the 2013 Stock Incentive Plan to date have had a total vesting period of three years or longer.

Upon effectiveness of this amendment, all Awards will have a minimum one-year vesting period requirement subject to certain limited exceptions.

The Board of Directors believes that approving an additional 7,500,000 shares for issuance under the 2013 Stock Incentive Plan is appropriate and in the best interests of stockholders given Akamai’s current expectations on hiring created by recent business growth, the highly competitive environment in which we recruit and retain employees, our plans for future acquisitions, the dilution rate of Akamai’s peers and Akamai’s historical rate of issuing equity awards.

The 2013 Stock Incentive Plan is intended to be a broad-based plan that allows for the issuance of equity awards deep into our organization. Approximately 60% of Akamai’s employee population currently participates in our annual equity incentive compensation programs. In addition, new employees are eligible for new-hire equity awards; we have approximately 6,500 employees worldwide.

As of March 15, 2017, options covering 808,127 shares of our common stock with a weighted average exercise price of approximately $35.53 and a weighted average remaining term of approximately 2.2 years were outstanding under the 2013 Stock Incentive Plan and our other equity compensation plans. As of March 15, 2017, unvested RSUs and DSUs issued under our 2013 Stock Incentive Plan and our other compensation plans covering 7,125,320 shares of our common stock were outstanding. Finally, as of March 15, 2017, 3,936,585 shares were available for future grant under the 2013 Stock Incentive Plan.

In 2016, our Board of Directors approved our latest stock repurchase plan. Under this plan, we are authorized to repurchase up to $1 billion in shares of common stock from February 2016 through December 2018. A key purpose of the plan is to offset a significant percentage of the dilution attributable to shares issued in respect of awards under our

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stock incentive plans. In 2016, we repurchased approximately 7 million shares of our common stock in the open market. Pursuant to the terms of the 2013 Stock Incentive Plan, shares repurchased on the open market using proceeds from an award under the plan are not added to the shares available for issuance under the 2013 Stock Incentive Plan.

In developing our share request for an increase in the number of shares available for issuance under the 2013 Stock Incentive Plan and analyzing the impact of utilizing equity on our stockholders, we consider our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Our burn rate is low for a technology company. Set forth below is a table that reflects our burn rate for 2014, 2015 and 2016, as well as the average over those years.

FY	Options Granted (1)	Full Value Shares Granted (2)	Less Forfeitures	Total Granted (Net of Forfeitures)	Weighted Avg # of Common Shares Outstanding	Net Burn Rate (3)
2016	—	4,162,000	534,000	3,628,000	174,917,000	2.1%
2015	—	3,118,000	289,000	2,829,000	178,391,000	1.6%
2014	24,000	2,572,000	1,177,000	1,419,000	178,279,000	0.8%

Three Year Average						1.5%

(1)	Excludes options assumed by Akamai in connection with acquisitions of other companies and equity awards previously issued by such acquired companies.
(2)	For performance-based awards, amount reflects target number of shares issuable pursuant to such awards.
(3)	“Net Burn Rate” is defined as the number of equity awards granted in the year, less the number of equity awards forfeited in the year, divided by total shares outstanding.

Overhang provides a measure of the potential dilutive effect of all outstanding equity awards and shares available for future grants. We calculated overhang as the total number of equity awards outstanding, plus shares available to be granted, divided by total common shares outstanding plus the equity award shares. Our overhang at March 15, 2017 was 5.7%. If the 7,500,000 shares proposed to be authorized for grant under the 2013 Stock Incentive Plan are included in the calculation our overhang would have been 9.3% at March 15, 2017, which assumes no repurchases to offset dilution under our stock repurchase program.

As of March 15, 2017, we had 173,581,760 shares outstanding. In addition, we had convertible notes and warrants outstanding that are convertible into, or exercisable for, 15.4 million shares of our common stock in the aggregate.

Summary of the 2013 Stock Incentive Plan, as Amended

The following summary of the 2013 Stock Incentive Plan is qualified in its entirety by reference to the 2013 Stock Incentive Plan, as amended by proposed Amendment No. 2 thereto, a copy of which is attached as Appendix A to this Proxy Statement. The 2013 Stock Incentive Plan was previously amended in 2015 to increase the number of shares

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available for issuance thereunder from 8 million to 11 million. References to the Board of Directors in this summary shall include the Compensation Committee of the Board of Directors or any similar committee appointed by the Board of Directors to administer the 2013 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance.

The 2013 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, other stock-based awards and performance awards or other awards in the form of cash awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2013 Stock Incentive Plan for (i) up to 18,500,000 shares of our common stock; and (ii) up to 753,814 shares of common stock subject to awards under the Existing Plans that expire, are terminated, canceled, surrendered or forfeited, or are repurchased by Akamai at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code), subject to adjustment under the terms of the 2013 Stock Incentive Plan. In addition, if any Award granted under the 2013 Stock Incentive Plan expires or is terminated, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award shall revert or again be available for the grant of Awards under the 2013 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of common stock delivered to Akamai by a participant to purchase common stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of common stock available for the future grant of Awards under the 2013 Stock Incentive Plan. In addition, common stock repurchased by Akamai on the open market using proceeds from the exercise of an Award shall not increase the number of shares of common stock available for future grant of Awards under the 2013 Stock Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2013 Stock Incentive Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2013 Stock Incentive Plan may not exceed 1,000,000 shares per calendar year. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of Akamai at the time of grant shall be 10% of the total number of shares available for issuance under the 2013 Stock Incentive Plan. Performance Awards can also provide for cash payments of up to a maximum of $15,000,000 per calendar year per individual. Up to 5,000,000 shares shall be available under the 2013 Stock Incentive Plan for Awards in the form of incentive stock options.

All shares of common stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2013 Stock Incentive Plan and the sub-limitations described above. However, stock appreciation rights that may be settled only in

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cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option and the grant provides that only one such Award may be exercised, only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2013 Stock Incentive Plan.

Substitute Awards granted under the 2013 Stock Incentive Plan in connection with a merger or consolidation of an entity with Akamai or the acquisition by Akamai of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2013 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market.

Descriptions of Awards.

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries. Under the terms of the 2013 Stock Incentive Plan, stock options may not be granted for a term in excess of seven years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries). The 2013 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or check or, except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by surrender to us of shares of common stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable non-statutory stock option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which Akamai will retain shares of common stock otherwise issuable pursuant to the stock option, (iv) to the extent provided in the applicable option agreement or approved by our Board of Directors, by any other lawful means, or (v) any combination of the foregoing.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of common stock or cash (or a combination thereof) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the grant price. SARs may be granted independently or in

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tandem with stock options granted under the 2013 Stock Incentive Plan. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent that the related stock option is exercisable (except to the extent designated by our Board of Directors in connection with an acquisition or change in control event) and will be transferable only with the related stock option. The 2013 Stock Incentive Plan provides that the grant price or exercise price of an SAR may not be less than 100% of the fair market value per share of our common stock on the effective date of grant and that SARs granted under the 2013 Stock Incentive Plan may not have a term in excess of seven years.

No Repricings of Options or SARs; Other Limitations. With respect to options and SARs, unless such action is approved by stockholders or permitted under the terms of the 2013 Stock Incentive Plan in connection with certain changes in capitalization and change in control events, we may not (i) amend any outstanding option or SAR granted under the 2013 Stock Incentive Plan to provide an exercise price or grant price per share that is lower than the then-current exercise price or grant price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2013 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2013 Stock Incentive Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity) covering the same or a different number of shares of common stock and having an exercise price or grant price per share lower than the then-current exercise price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or grant price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2013 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2013 Stock Incentive Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our common stock subject to the right of Akamai to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board of Directors in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Any dividend declared and paid by Akamai with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Units; Deferred Stock Units. Instead of granting Awards for Restricted Stock, we may also grant Awards entitling the recipient to receive shares of our common stock (or cash equal to the fair market value of such shares) to be delivered at a future date

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on or after such Award vests. We refer to these Awards as Restricted Stock Units. A participant has no voting rights with respect to any Restricted Stock Units. To the extent provided by our Board of Directors in its sole discretion, a grant of Restricted Stock Units may provide the participant with a right to receive dividend equivalents, which may be settled in cash and/or shares of our common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Units. Our Board of Directors may provide for deferral of settlement of a Restricted Stock Unit (on a mandatory basis or at the election of the participant); we refer to Restricted Stock Units with a mandatory or elected deferral as Deferred Stock Units.

Other Stock-Based Awards; Cash-Based Awards. Under the 2013 Stock Incentive Plan, our Board of Directors may grant other Awards that are based upon our common stock or other property having such terms and conditions as the Board of Directors may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2013 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our common stock or cash, as our Board of Directors determines. Our Board of Directors may also grant Performance Awards (as defined below) or other Awards denominated in cash rather than shares of common stock. We refer to these types of Awards as Cash-Based Awards.

Performance Awards. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted under the 2013 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. Performance Awards may also provide for cash payments of up to $15,000,000 per calendar year per individual. With respect to Performance Awards intended to qualify as “performance-based compensation” under the Code’s Section 162(m), the Compensation Committee of our Board of Directors shall specify, at the time of grant, that such Performance Award will vest solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to GAAP or on a non-GAAP basis, as determined by the Compensation Committee: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share. The preceding performance criteria may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or relative to

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the performance of a peer group of entities or other external measure of the selected performance criteria. The Compensation Committee shall specify whether such performance measures are to be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, (VII) gains or losses relating to financing or investment activities, (VIII) the effect of acquisitions, or (IX) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures (A) may vary by participant and may be different for different Awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (C) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Compensation Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Akamai. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board of Directors.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Akamai and our present or future parent or subsidiary corporations and any other business venture in which Akamai has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2013 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its present or future parent or subsidiaries. The granting of Awards under the 2013 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On February 28, 2017, the last reported sale price of our common stock on the NASDAQ Global Select Stock Market was $62.60.

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Awards Granted Under the 2013 Stock Incentive Plan

Since the initial approval of the 2013 Stock Incentive Plan in 2013 through February 28, 2017, the following number of equity awards have been granted to the individuals and groups described in the table. No other equity awards have been granted to any other individuals or groups under the 2013 Stock Incentive Plan.

Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSUs Granted*	Number of Shares of Common Stock Underlying DSUs Granted
Named Executive Officers:
F. Thomson Leighton, Chief Executive Officer	—	546,036	—
James Benson, Chief Financial Officer	—	151,130	—
Robert Blumofe, EVP – Platform and GM Enterprise and Carrier Division	—	133,298	—
Rick McConnell, President and GM Web Performance Division	—	224,180	—
William Wheaton, EVP and GM Media Division	—	121,064	—
All current executive officers as a group	—	1,388,461	—
All directors who are not executive officers as a group	73,954	13,187	112,787
All nominees for election as a director:
Monte Ford	24,721	—	11,554
Frederic Salerno	—	—	12,673
Bernardus Verwaayen	25,062	—	12,211
Associates of our executive officers, directors and nominees for director	—	—	—
All other eligible participants, none of whom received more than 5% of such equity awards	—	8,074,819	—

*	For PRSUs, reflects actual number of shares issuable in respect of vested PRSUs, if determinable; otherwise, reflects target number of shares issuable under the PRSUs.

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Administration

Our Board of Directors administers the 2013 Stock Incentive Plan and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2013 Stock Incentive Plan and to interpret the provisions of the 2013 Stock Incentive Plan and any Award documentation and remedy any ambiguities, omissions or inconsistencies therein. Pursuant to the terms of the 2013 Stock Incentive Plan, our Board of Directors may delegate authority under the 2013 Stock Incentive Plan to one or more committees or subcommittees of our Board of Directors. Our Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2013 Stock Incentive Plan, including the granting of awards to directors and executive officers. The Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2013 Stock Incentive Plan:

🌑	the number of shares of common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

🌑	the exercise price of Awards;

🌑	the effect on Awards of a change in control of Akamai; and

🌑	the duration of Awards.

Subject to any requirements of applicable law, our Board of Directors may delegate to one or more of our officers the power to grant Awards (subject to any limitations under the 2013 Stock Incentive Plan) to employees or non-executive officers of Akamai or any of our present or future subsidiary corporations and to exercise such other powers under the 2013 Stock Incentive Plan as the Board of Directors may determine, provided that the Board of Directors shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant and the time period in which such Awards may be granted. No officer shall be authorized to grant Awards to any of our executive officers. The Board of Directors has delegated to our Chief Executive Officer the authority under the 2013 Stock Incentive Plan to grant Restricted Stock Units to non-executive employees of Akamai subject to certain specified limitations and oversight by the Compensation Committee. Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5606(a)(2) of the NASDAQ Rules.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, except as otherwise provided under the terms of the 2013 Stock Incentive Plan in the case of Performance Awards.

The Board of Directors is required to make appropriate adjustments in connection with the 2013 Stock Incentive Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

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All decisions by the Board of Directors shall be made in the Board of Directors’ sole discretion and shall be final and binding on all persons having or claiming any interest on the 2013 Stock Incentive Plan or in any Award. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination relating to or under the 2013 Stock Incentive Plan made in good faith. Akamai will indemnify and hold harmless each director, officer, other employee, or agent to whom any duty or power relating to the administration or interpretation of the 2013 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board of Director’s approval) arising out of any act or omission to act concerning the 2013 Stock Incentive Plan unless arising out of such person’s own fraud or bad faith.

Minimum Vesting. Subject to the discretionary authority of the Board of Directors to accelerate the vesting of an Award as described above, no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the holder except for Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2013 Stock Incentive Plan.

Amendment of Awards. Except as otherwise provided under the 2013 Stock Incentive Plan, with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding Award provided that the participant’s consent to such action will be required unless our Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2013 Stock Incentive Plan.

Acquisition and Change in Control Events.

Definitions. The 2013 Stock Incentive Plan contains provisions addressing the consequences of any acquisition event or change in control event. An “acquisition event” is defined under the terms of the 2013 Stock Incentive Plan to mean (a) any merger or consolidation of Akamai with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled or (b) any exchange of our common stock for cash, securities or other property pursuant to a share exchange or other transaction. A “change in control event,” as defined in the 2013 Stock Incentive Plan, means (w) any merger or consolidation which results in the voting securities of Akamai outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of voting securities of Akamai or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (x) subject to certain restrictions contained in the definition of the change in control event under the 2013 Stock Incentive Plan, the acquisition by an individual, entity or group of beneficial ownership of any capital stock of Akamai if, after such acquisition, such individual, entity or group beneficially owns 50% or

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more of either (i) the then-outstanding shares of our common stock or (ii) the combined voting power of Akamai’s then-outstanding voting securities entitled to vote generally in the election of directors; (y) any sale of all or substantially all of Akamai’s assets; or (z) the complete liquidation of Akamai.

Awards Other than Restricted Stock; Options Available to the Board of Directors. For Awards other than Restricted Stock, under the 2013 Stock Incentive Plan, if an acquisition event occurs (regardless of whether such event also constitutes a change in control event), our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board of Directors determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and Akamai): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such acquisition event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such acquisition event, (D) in the event of an acquisition event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the acquisition event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such acquisition event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with a liquidation or dissolution of Akamai, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing.

The 2013 Stock Incentive Plan also provides, however, that for Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the acquisition event constitutes such a “change in control event”, then no assumption or substitution of the Restricted Stock Unit shall be permitted, and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board of Directors may only undertake the actions set forth in clauses (C), (D) or (E) above; if the acquisition event is a “change in control event” as so defined under the Treasury Regulation and such action is permitted required by Section 409A of the Code. If the acquisition event does not constitute a “change in control

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event” as defined in the Treasury Regulation or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) above, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the acquisition event without any payment in exchange therefor.

Except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and Akamai, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant’s employment with us or our successor is terminated for good reason (as defined in the 2013 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2013 Stock Incentive Plan) by us or our successor.

Provisions Applicable to Restricted Stock. Upon the occurrence of an acquisition event (regardless of whether such event also constitutes a change in control event), Akamai’s repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board of Directors determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such acquisition event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board of Directors may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and Akamai, either initially or by amendment.

Upon the occurrence of a change in control event (regardless of whether such event also constitutes an acquisition event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and Akamai, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a change in control event, the participant’s employment with us or our successor is terminated for good reason (as defined in the 2013 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2013 Stock Incentive Plan) by us or our successor.

Other Stock-Based Awards or Cash-Based Awards. The Board of Directors shall specify at the time of grant or thereafter the effect of an acquisition event or change in control event on any Other Stock-Based Award or Cash-Based Award granted under the 2013 Stock Incentive Plan.

Provisions for Foreign Participants.

The Board of Directors may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under

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the 2013 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination.

Our Board of Directors may amend, suspend or terminate the 2013 Stock Incentive Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by Akamai’s stockholders if required by Section 162(m) of the Code (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by Akamai’s stockholders; and (iii) if the NASDAQ Stock Market amends the NASDAQ rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ Rules, no amendment to the 2013 Stock Incentive Plan (A) materially increasing the number of shares authorized under the 2013 Stock Incentive Plan (other than as provided for in the 2013 Stock Incentive Plan in connection with changes in capitalization), (B) expanding the types of Awards that may be granted under the 2013 Stock Incentive Plan, (C) materially expanding the class of participants eligible to participate in the 2013 Stock Incentive Plan, or (D) materially increasing benefits generally available to participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of Akamai’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2013 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2013 Stock Incentive Plan at the time the amendment is adopted, provided that the Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2013 Stock Incentive Plan.

Effective Date and Term of 2013 Stock Incentive Plan.

The 2013 Stock Incentive Plan became effective on May 13, 2013, the date the plan was approved by Akamai’s stockholders. No Awards shall be granted under the 2013 Stock Incentive Plan after the completion of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2013 Stock Incentive Plan.

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This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of an SAR but generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

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Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the Restricted Stock on the date of grant less the purchase price, if any. When the shares of Restricted Stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit or Deferred Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit or Deferred Stock Unit. When the Restricted Stock Unit or Deferred Stock Unit vests, unless the distribution of the shares of common stock associated with such Award has been deferred in a manner that complies with Section 409A of the Code, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. If the participant has made a valid deferral election, he or she will have income on the distribution date of the stock in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date or delivery date, as applicable. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2013 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Akamai. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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Board of Directors Recommendation

Our Board of Directors believes that adoption of the amendments to the 2013 Stock Incentive Plan is in the best interests of Akamai and its stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

Item Three

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Commission rules. Our Board of Directors has adopted a policy of providing annual advisory votes on executive compensation.

Akamai has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our executives. The goal of our executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented and is designed to link our strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executives, including our Named Executive Officers. Please refer to the CD&A section of this Proxy Statement for an overview of the compensation of our Named Executive Officers.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Commission rules, which disclosures include the disclosures under “Executive Compensation Matters—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on Akamai, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of Akamai stockholders and will consider those stockholders’ concerns when making future compensation decisions for our Named Executive Officers, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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Board of Directors Recommendation

Our Board of Directors recommends that you vote FOR the approval of our 2016 executive compensation.

Item Four

Advisory Vote on Frequency of Future Executive Compensation Advisory Votes

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act also enable Akamai stockholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our Named Executive Officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of the frequency alternatives, the Board believes that continuing to conduct advisory votes on executive compensation on an annual basis is appropriate for Akamai and its stockholders at this time.

Board of Directors Recommendation

Our Board of Directors recommends that you vote in favor of an ANNUAL advisory vote on executive compensation.

Item Five

Ratification of Selection of Independent Auditors

Upon the recommendation of the Audit Committee, which conducted an annual review of the firm’s performance, our Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, which we sometimes refer to as PwC, to audit our financial statements for the year ending December 31, 2017. PwC has audited our financial statements for each fiscal year since our incorporation. Although stockholder approval of the selection of PwC is not required by law, our Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. The affirmative vote of holders of a majority of the shares of our common stock present or represented and voting at the Annual Meeting is necessary to ratify the appointment of PwC as our independent auditors. In the event stockholders do not ratify the selection of PwC as our independent auditors, the Audit Committee will reconsider its selection. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

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The following table summarizes the fees we incurred for professional services provided by PwC for each of the last two fiscal years for audit, audit-related, tax and other services (in thousands):

Fee Category	2016	2015
Audit Fees (1)	$3,101	$2,899
Audit-Related Fees (2)	626	269
Tax Fees (3)	475	849
All Other Fees (4)	7	7
Total Fees	$4,209	$4,024

(1)	Audit fees consist of fees for the audit of our annual financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to financial due diligence with respect to potential acquisitions and consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees primarily related to tax compliance and consulting.
(4)	All other fees related to license fees for an accounting research tool.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate pre-approval authority to one or more of its members but not to our management. Any such pre-approval by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Services can be approved in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding 12 months, further specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require further specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted. During 2016, 100% of the services provided by PwC were pre-approved by the Audit Committee.

PwC has provided tax services, as described in the Public Company Accounting Oversight Board Rule 3523, “Tax Services for Persons in Financial Reporting Oversight Roles,” to

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George H. Conrades, our Chairman of the Board of Directors, and Bernardus Verwaayen, a director. PwC has provided such services to Mr. Conrades since 1999. PwC has provided such services to Mr. Verwaayen since 2008. PwC and Akamai have determined that the provision of such services to Messrs. Conrades and Verwaayen does not impact PwC’s independence because neither is in a financial reporting oversight role solely because he served as a member of our Board of Directors and neither is otherwise responsible for our financial reporting oversight. Akamai did not pay for these tax services on behalf of Messrs. Conrades or Verwaayen.

Board of Directors Recommendation

Our Board of Directors believes that ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2017 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

Part Four

Information About Attending the Annual Meeting, Voting Your Shares and Other Matters

Q:	Who can attend the Annual Meeting?

A:	Each holder of Akamai common stock, par value $.01 per share, on March 22, 2017 is invited to attend the Annual Meeting. For security purposes, you may be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your shares are held in “street name” through a broker, bank or other nominee, your name does not appear on our list of stockholders and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you are a street name holder, and you wish to attend the Annual Meeting, in addition to a valid form of picture identification, you should bring a brokerage account statement or other valid documentation showing that you were a beneficial owner of our shares on the record date.

Q:	Can I access the Proxy Statement and Annual Report on the Internet?

A:	Yes. Our Proxy Statement and Annual Report to Stockholders are available on our website at www.akamai.com/html/investor/financial_reports.html.

Q.	In the future, can I access copies of the Proxy Statement and Annual Report on the Internet instead of receiving paper copies?

A:

Yes. A stockholder of record may sign up for this option by going to www.investorvote.com. If you are not a stockholder of record, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials on the Internet. Stockholders who elect electronic access will receive an e-mail message next year containing the Internet address for

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access to next year’s proxy materials. Your choice will remain in effect until you advise us by written correspondence that you wish to resume mail delivery of these documents.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Akamai stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to Akamai or to a third party, or to vote in person at the Annual Meeting.

Beneficial Owner—If your shares are held in a brokerage account or by a bank, broker or other nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee to vote in accordance with your instructions and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	When is the record date and who is entitled to vote?

A:	The record date for the Annual Meeting is March 22, 2017. Holders of Akamai common stock on that date are entitled to one vote per share. As of the record date, there were issued, outstanding and entitled to vote an aggregate of 173,609,264 shares of our common stock.

Q:	What will constitute a quorum for the meeting?

A:	Under our bylaws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum for the Annual Meeting. Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares that abstain with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Q:	How will my shares that are held through a broker, bank or other nominee be voted?

A:

Brokers, banks and other nominees that hold shares in “street name” for customers may have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Under applicable stock

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exchange rules, nominees subject to these rules will have this discretionary authority with respect to routine matters such as the ratification of the selection of our independent auditors; however, they will not have this discretionary authority with respect to any of the other matters scheduled to be voted upon. As a result, with respect to all matters other than ratification of the selection of our independent auditors, if the beneficial owners have not provided instructions with respect to that matter, those beneficial owners’ shares will be considered “broker non-votes.” The effect of broker non-votes is discussed in the answer to the following question.

Q:	How many votes are required for approval of different matters?

A:

Item	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Item 1)	Majority of votes cast	No effect	No effect	Voted “FOR”
Approval of Amendments to 2013 Stock Incentive Plan (Item 2)	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote on Executive Compensation (Item 3)	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote on Frequency of Future Executive Compensation Advisory Votes (Item 4)	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of Selection of Independent Auditors (Item 5)	Majority of votes cast	No effect	No effect	Voted “FOR”

Q:	What happens if an incumbent director nominee fails to receive more “For” votes than “Against” votes in an uncontested election?

A:

Under our majority vote standard for the election of directors, the shares voted “For” a nominee must exceed the number of voted “Against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee receives more “Against” votes than “For” votes in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the Board of Directors his or her offer to resign from the Board of Directors. The N&G Committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the Board of

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Directors the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the N&G Committee believes to be the underlying cause of the withheld votes, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the N&G Committee determines to be in the best interests of Akamai and our stockholders. In making its recommendation, the N&G Committee will consider all factors it deems relevant. The Board of Directors will then act on the N&G Committee’s recommendation, considering the factors considered by the N&G Committee and such additional information and factors the Board of Directors believes to be relevant. After the Board of Directors’ determination, we will promptly publicly disclose in a document filed or furnished with the Commission the Board of Directors’ decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board of Directors’ decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board of Directors may fill the resulting vacancy in accordance with our bylaws. Our Corporate Governance Guidelines are posted on our website at www.akamai.com/html/investor/corporate_governance.html.

Q:	Can I revoke my proxy?

A:	Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a signed proxy with a later date or a later-dated written revocation to our Secretary or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

Q:	Who pays for the solicitation of proxies?

A:	All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our Board of Directors, officers and employees, without additional remuneration, may solicit proxies by telephone, electronic mail and personal interviews. Brokers, banks and other nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. We have retained Georgeson Inc., a proxy solicitation firm, or Georgeson, to assist us with the distribution of proxy materials and vote solicitation. We will pay Georgeson approximately $16,500 for its services plus out-of-pocket expenses. We may ask Georgeson to solicit proxies on our behalf by telephone for a fee of $6.00 per completed phone call. Georgeson may solicit proxies by personal interview, mail and telephone.

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Q:	Are there matters to be voted on at the Annual Meeting that are not included in the proxy?

A:	Our Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the 2017 Annual Meeting has passed.

Q:	What is “householding”?

A:	Some banks, brokers and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at the following address or call us at the following phone number:

Akamai Technologies, Inc. 150 Broadway Cambridge Massachusetts 02142 Attention: Investor Relations Phone: 617-444-3000

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Our Board of Directors does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Deadline for Submission of Stockholder Proposals for the 2018 Annual Meeting

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us no later than December 4, 2017 in order to be included in the proxy statement and form of proxy relating to that meeting.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our

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proxy statement in accordance with Rule 14a-8 under the Exchange Act). The required notice must be delivered by the stockholder and received by the Secretary at the principal executive offices of Akamai (i) no earlier than 90 days before and no later than 70 days before the first anniversary of the date of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date, (a) no earlier than 90 days before the annual meeting and (b) no later than 70 days before the annual meeting or ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2018 Annual Meeting of Stockholders is not so advanced or delayed, stockholders who do wish to make a proposal at the 2018 Annual Meeting (other than one to be included in our proxy statement) should notify us no earlier than February 16, 2018 and no later than March 8, 2018.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,

/s/ Melanie Haratunian

MELANIE HARATUNIAN
Executive Vice President, General Counsel and Secretary

April 3, 2017

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APPENDIX A

AKAMAI TECHNOLOGIES, INC.

2013 STOCK INCENTIVE PLAN

(as proposed to be amended)

AMENDMENT NO. 2

The 2013 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc. is hereby amended as follows:

1. Section 3(c) of the Plan is hereby deleted and a new Section 3(c) is inserted in lieu thereof which shall read as follows:

“(c) Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).”

2. Section 4(a) of the Plan is hereby deleted and a new Section 4(a) is inserted in lieu thereof which shall read as follows:

“(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(1) 18,500,000 shares of Common Stock; and

(2) such additional number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) that remained available for grant immediately prior to the date this Plan was first approved by the Company’s stockholders and (ii) the number of shares of Common Stock subject to awards granted under the 2009 Plan, the Company’s Second Amended and Restated 1998 Stock Incentive Plan, the Company’s 2001 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan (together, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market. Up to five million (5,000,000) shares of Common Stock shall be available under the Plan for Awards in the form of Incentive Stock Options (as defined in Section 5(b)).”

3. Section 4(c)(2) of the Plan is hereby deleted in its entirety and Section 4(c)(3) is renumbered to be the new Section 4(c)(2).

4. Section 7(c)(1) of the Plan is hereby deleted in its entirety and a new Section 7(c)(1) is inserted in lieu thereof which shall read as follows:

“(1) Dividends. Any dividend (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to the shareholders of that class of stock or, if later, the 15th day of the third month following the date of the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.”

4. Section 10(e) of the Plan is hereby deleted in its entirety and a new Section 10(e) is inserted in lieu thereof which shall read as follows:

“(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.”

5. A new Section 10(k) will be added to the plan and will read as follows:

“(k) Minimum Vesting. Subject to Section 10(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).”

*     *     *

1. Purpose

The purpose of this 2013 Stock Incentive Plan (the “Plan”) of Akamai Technologies, Inc., a Delaware corporation (the “Company” or “Akamai”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. Subject to and consistent with the provisions of the Plan, the Board shall have the authority and discretion to: (i) determine which eligible employees, officers, directors, consultants and advisors will receive Awards, (ii) determine the number of shares of Common Stock (as hereinafter defined), cash, or other consideration to be covered by each Award, (iii) determine the terms and conditions of any Award (including Fair Market Value (as hereinafter defined), the exercise price, the vesting schedule, the term of the Award, and the period following termination from employment or service during which an Award may be exercised), (iv) approve forms of Award agreements and other documentation for use under the Plan, (v) adopt, alter, and repeal administrative rules, guidelines, and practices governing the operation of the Plan, (vi) interpret the provisions of the Plan and any Award documentation and remedy any ambiguities, omissions, or inconsistencies therein, (vii) modify or amend Awards, or grant waivers of Plan or Award conditions, (viii) determine the nature and provisions of Other Stock-Based Awards (as hereinafter defined) permitted pursuant to Section 8, and (ix) make all other determinations necessary or advisable for the administration of the Plan. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding the foregoing, for purposes of granting Awards to directors, the Committee shall mean the Compensation Committee.

(c) Delegation to Officers.* To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock unless Delaware law then permits such delegation.

*	Prior to amendment; see page A-1.

(d) Awards to Non-Employee Directors. Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(1) 11,000,000 shares of Common Stock;* and

*	Prior to amendment; see page A-1.

(2) such additional number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) that remain available for grant under the 2009 Plan immediately prior to the date this Plan is approved by the Company’s stockholders and (ii) the number of shares of Common Stock subject to awards granted under the Company’s 2009 Stock Incentive Plan, the Company’s Second Amended and Restated 1998 Stock Incentive Plan, the Company’s 2001 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan (together, the “Existing Plans”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market. Up to five million (5,000,000) shares of Common Stock shall be available under the Plan for Awards in the form of Incentive Stock Options (as defined in Section 5(b).

(b) Share Counting. For purposes of counting the number of shares available for grant of Awards under the Plan pursuant to Section 4(a) and the sublimits contained in Sections 4(c)(2) and 4(c)(3):

(1) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits listed in the first clause of this Section 4(b); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(2) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any

Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section 4(b) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(3) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(4) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(c) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(c)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS.* The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 90% of the total number of shares available for issuance under the Plan.

*	Prior to amendment; see page A-2.

(3) Limit on Awards to Non-Employee Directors. The maximum aggregate number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 10% of the total number of shares available for issuance under the Plan.

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Akamai, any of Akamai’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price shall be determined. The exercise price shall be specified in the applicable option agreement; provided however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted, provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) No Repricing of Options. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided however, that no Option will be granted for a term in excess of 7 years.

(f) Exercise of Option. Options may be exercised by delivery to the Company of a notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable following exercise.

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”) provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine;

(6) by any combination of the above permitted forms of payment.

(h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a Stock Appreciation Right, “SAR”, entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the grant price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event or Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price. The Board shall establish the grant price or exercise price of a SAR or the formula by which such exercise or grant price will be determined. The exercise or grant price shall be specified in the applicable SAR agreement. The exercise or grant price shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR; provided that if the Board approved the grant of the SAR effective as of a future date, the grant price shall be not less than 100% of the Fair Market Value on such future date.

(d) Term. The term of a SAR shall not be more than 7 years from the date of grant.

(e) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) No Repricing of SARs. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide an grant price per share that is lower than the then-current grant price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(d)) covering the same or a different number of shares of Common Stock and having a grant price per share lower than the then-current exercise price per share of the canceled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a grant price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ.

(g) No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(h) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units Stock.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at a future date on or after such Award vests (“Restricted Stock Units”). (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”.)

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement,* any dividend (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

*	Prior to amendment; see page A-2.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as any dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or an amount of cash equal to the Fair Market Value of such number of shares, as provided in the applicable Award agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Code Section 409A. Any Restricted Stock Units with a mandatory or elected deferral may be referred to by the Board as “Deferred Stock Units”.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to be set forth in the applicable Award agreement. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”). Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto, and the terms and conditions of each Cash-Based Award.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(c), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the grant price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. If this Section 9(a) applies and Section 9(b) also applies to any event, Section 9(b) shall be applicable to such event, and this section 9(a) shall not be applicable.

(b) Acquisition and Change in Control Events.

(1) Definitions

(ii) An “Acquisition Event” shall mean:

(A)	any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or is canceled; or

(B)	any exchange of shares of Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction.

(iii) A “Change in Control Event” shall mean:

(A)	any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(B)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (I) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (B), the following acquisitions shall not constitute a Change in Control Event: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which results in all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction beneficially owning, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such transaction (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively;

(C)	any sale of all or substantially all of the assets of the Company; or

(D)	the complete liquidation of the Company.

(iv)	“Good Reason” shall mean (A) a material reduction in the Participant’s base compensation; or (B) a requirement that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions; provided, however, that no such event shall constitute Good Reason unless (X) Executive gives the Company a written notice of termination for Good Reason not more than 90 days after the initial existence of the condition, (Y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice and (Z) Executive’s termination of employment occurs within one year following the Company’s receipt of such notice.

(v)	“Cause” shall mean (A) any act or omission by the Participant that has a significant adverse effect on the Company’s business or on the Participant’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (B) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (C) refusal or failure to comply with the Company’s Code of Business Ethics.

(1) Effect on Awards other than Restricted Stock

(vi)

Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Acquisition Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Acquisition Event, (D) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Acquisition Event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, grant or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2)(i), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(vii)

Notwithstanding the terms of Section 9(b)(2)(i)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (A) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Acquisition Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i)(A) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (B) the Board may only undertake the actions set forth in clauses (C), (D) or (E) of Section 9(b)(2)(i) if the Acquisition Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Acquisition Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (A) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Acquisition Event without any payment in exchange therefor.

(viii)	For purposes of Section 9(b)(2)(i)(A), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Acquisition Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

(ix)	Change in Control Event. Notwithstanding the provisions of Section 9(b)(2)(i), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award (other than Restricted Stock) shall become immediately vested, exercisable, or free from forfeiture, as applicable, if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s employment with the Company or a successor corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the successor corporation.

(1) Effect on Restricted Stock

(x)	Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in

Control Event), the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.

(xi)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the Participant and the Company, each Award of Restricted Stock shall become immediately vested and free from forfeiture if on or prior to the first anniversary of the date of the consummation of a Change in Control Event, the Participant’s employment with the Company or a successor corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the successor corporation

(1) Effect on Other Awards.

(xii)	Acquisition Event that is not a Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of an Acquisition Event that is not a Change in Control Event on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

(xiii)	Change in Control Event. The Board shall specify at the time of grant or thereafter the effect of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event) on any Other Stock-Based Award or Cash-Based Award granted under the Plan.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended, provided that Incentive Stock Options and Awards that are subject to Section 409A of the Code may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to (but, except as expressly contemplated by another provision herein, not inconsistent with) those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(e) Withholding.* The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

*	Prior to amendment; see page A-2.

(f) Amendment of Award. Except as provided in Sections 5(d) and 6(f), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless either (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as set forth in Section 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(c)(1) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $15,000,000 per calendar year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such

Committee or subcommittee. “Covered Employee” shall mean any person who is, or who the Committee, in its discretion determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) revenue, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, (n) total shareholder return, or (o) earnings per share and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or relative to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall specify whether such performance measures are to be adjusted to exclude any one or more of (I) extraordinary items, (II) gains or losses on the dispositions of discontinued operations, (III) the cumulative effects of changes in accounting principles, (IV) the writedown of any asset, (V) charges for restructuring and rationalization programs, (VI) other non-cash charges or items, (VII) gains or losses relating to financing or investment activities, (VIII) the effect of acquisitions, or (IX) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Prior to the payment of any Award subject to this Section 10(i), the Committee shall certify in writing (which may be satisfied by the inclusion of such a determination in the minutes of a meeting of such Committee) that the performance goals and other material terms applicable to such Award were satisfied.

(j) Limitation Following a Hardship Distribution. To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Participant’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Participant’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Company or a related party within the provisions of Section 414 of the Code.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, (C) materially expanding the class of participants eligible to participate in the Plan, or (D) materially increasing benefits generally available to Participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company shall have no liability to a Participant, or any other Party if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX B

B-1

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 17, 2017.
Vote by Internet
• Go to www.envisionreports.com/AKAM
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the director nominees, FOR Proposals 2, 3 and 5 and “ONE YEAR” for Proposal 4.

1. Election of Class III Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Monte Ford	☐	☐	☐	02 - Frederic Salerno	☐	☐	☐	03 - Bernardus Verwaayen	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. To approve amendments to the Akamai Technologies, Inc. 2013 Stock Incentive Plan.		☐	☐	☐	3. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain
4. To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation.	☐	☐	☐	☐	5. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2017.	☐	☐	☐

To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AKAMAI TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - May 17, 2017

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) George Conrades, F. Thomson Leighton and Melanie Haratunian, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2017 Annual Meeting of Stockholders of Akamai Technologies, Inc. (the “Meeting”) and any adjournment or postponement thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This Proxy when properly executed will be voted in the manner directed by the stockholder(s) signing the reverse side and in the discretion of the proxies upon any other matters that properly come before the Meeting. If no other indication is made, the proxies shall vote “FOR” each of the director nominees, “FOR” Proposals 2, 3 and 5 and “ONE YEAR” for Proposal 4.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE